_______________________________________________________________
_______________________________________________________________








                     ____________________

              Foodbrands America, Inc., as Issuer

                              and

             the Guarantors, as identified herein

                              and

        Liberty Bank and Trust Company of Oklahoma City,
               National Association, as Trustee

                     ____________________

                           INDENTURE

                 Dated as of           , 1996

                     ____________________

                         $120,000,000

                % Senior Subordinated Notes due 2006








_______________________________________________________________
_______________________________________________________________

           Reconciliation and tie between Trust Indenture Act of 1939
                 and Indenture, dated as of              , 1996

TRUST INDENTURE                                         INDENTURE
  ACT SECTION                                            SECTION
  -----------                                            -------
Section 310(a)(1)      .....................................  7.11
           (a)(2)      .....................................  7.11
           (a)(3)      .....................................  N.A.
           (a)(4)      .....................................  N.A.
           (a)(5)      .....................................  7.11
           (b)         .....................................  7.09; 7.11; 12.02
           (c)         .....................................  N.A.
Section 311(a)         .....................................  7.12
           (b)         .....................................  7.12
           (c)         .....................................  N.A.
Section 312(a)         .....................................  2.05
           (b)         .....................................  12.03
           (c)         .....................................  12.03
Section 313(a)         .....................................  7.07
           (b)         .....................................  7.07
           (c)         .....................................  7.07; 12.02
           (d)         .....................................  7.07
Section 314(a)         .....................................  4.07; 12.02
           (b)         .....................................  N.A.
           (c)(1)      .....................................  12.04
           (c)(2)      .....................................  12.04
           (c)(3)      .....................................  N.A.
           (d)         .....................................  N.A.
           (e)         .....................................  12.05
           (f)         .....................................  N.A.
Section 315(a)         .....................................  7.01(b)
           (b)         .....................................  7.05; 12.02
           (c)         .....................................  7.01(a)
           (d)         .....................................  7.01(c)
           (e)         .....................................  6.11
Section 316(a) (last
            sentence)  .....................................  2.09
           (a)(1)(A)   .....................................  6.05
           (a)(1)(B)   .....................................  6.04
           (a)(2)      .....................................  N.A.
           (b)         .....................................  6.07
Section 317(a)(1)      .....................................  6.08
           (a)(2)      .....................................  6.09
           (b)         .....................................  2.04
Section 318(a)         .....................................  12.01

________________________

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                             TABLE OF CONTENTS


                                                                       PAGE
                                                                       ----
                               ARTICLE ONE

                DEFINITIONS AND OTHER PROVISIONS OF
                          GENERAL APPLICATION

Section 1.01.      Definitions ....................................
Section 1.02.      Incorporation by Reference of Trust
                     Indenture Act ................................
Section 1.03.      Rules of Construction ..........................


                               ARTICLE TWO

                                THE NOTES

Section 2.01.      Forms and Dating ...............................
Section 2.02.      Execution and Authentication ...................
Section 2.03.      Registrar and Paying Agent .....................
Section 2.04.      Paying Agent To Hold Money in
                     Trust ........................................
Section 2.05.      Noteholder Lists ...............................
Section 2.06.      Transfer and Exchange ..........................
Section 2.07.      Replacement Notes ..............................
Section 2.08.      Outstanding Notes ..............................
Section 2.09.      Treasury Notes .................................
Section 2.10.      Temporary Notes ................................
Section 2.11.      Cancellation ...................................
Section 2.12.      Defaulted Interest .............................
Section 2.13.      CUSIP Number ...................................
Section 2.14.      Deposit of Moneys ..............................


                              ARTICLE THREE

                          REDEMPTION OF NOTES

Section 3.01.      Notices to the Trustee .........................
Section 3.02.      Selection of Notes To Be Redeemed ..............
Section 3.03.      Notice of Redemption ...........................
Section 3.04.      Effect of Notice of Redemption .................
Section 3.05.      Deposit of Redemption Price ....................

_______________

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                       PAGE
                                                                       ----
Section 3.06.      Notes Redeemed or Purchased in
                     Part .........................................


                               ARTICLE FOUR

                                 COVENANTS

Section 4.01.      Payment of Notes ...............................
Section 4.02.      Maintenance of Office or Agency ................
Section 4.03.      Corporate Existence ............................
Section 4.04.      Payment of Taxes and Other Claims ..............
Section 4.05.      Maintenance of Properties; Insur-
                     ance; Books and Records; Compli-
                     ance with Law ................................
Section 4.06.      Compliance Certificate .........................
Section 4.07.      Reporting Requirements .........................
Section 4.08.      Limitation on Indebtedness .....................
Section 4.09.      Limitation on Restricted Payments ..............
Section 4.10.      Limitation on Issuance and Sale of
                     Preferred Stock by Restricted
                     Subsidiaries .................................
Section 4.11.      Limitation on Liens ............................
Section 4.12.      Change of Control ..............................
Section 4.13.      Disposition of Proceeds of Asset
                     Sales ........................................
Section 4.14.      Limitation on Transactions with
                     Affiliates ...................................
Section 4.15.      Limitation on Dividends and Other
                     Payment Restrictions Affecting
                     Restricted Subsidiaries ......................
Section 4.16.      Limitation on Other Senior Subordi-
                     nated Indebtedness ...........................
Section 4.17.      Limitation on Designations of Unre-
                     stricted Subsidiaries ........................
Section 4.18.      Limitation on Guarantees by
                     Restricted Subsidiaries ......................
Section 4.19.      Waiver of Stay, Extension or Usury
                     Laws .........................................





_______________

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                       PAGE
                                                                       ----

                               ARTICLE FIVE

                           SUCCESSOR CORPORATION

Section 5.01.      When Company May Merge, etc. ...................
Section 5.02.      Successor Substituted ..........................


                                ARTICLE SIX

                                 REMEDIES

Section 6.01.      Events of Default ..............................
Section 6.02.      Acceleration ...................................
Section 6.03.      Other Remedies .................................
Section 6.04.      Waiver of Past Defaults ........................
Section 6.05.      Control by Majority ............................
Section 6.06.      Limitation on Suits ............................
Section 6.07.      Right of Holders To Receive
                     Payment ......................................
Section 6.08.      Collection Suit by Trustee .....................
Section 6.09.      Trustee May File Proofs of Claim ...............
Section 6.10.      Priorities .....................................
Section 6.11.      Undertaking for Costs ..........................
Section 6.12.      Restoration of Rights and Remedies .............


                               ARTICLE SEVEN

                                  TRUSTEE

Section 7.01.      Duties .........................................
Section 7.02.      Rights of Trustee ..............................
Section 7.03.      Individual Rights of Trustee ...................
Section 7.04.      Trustee's Disclaimer ...........................
Section 7.05.      Notice of Default ..............................
Section 7.06.      Money Held in Trust ............................
Section 7.07.      Reports by Trustee to Holders ..................
Section 7.08.      Compensation and Indemnity .....................
Section 7.09.      Replacement of Trustee .........................
Section 7.10.      Successor Trustee by Merger, etc. ..............
Section 7.11.      Eligibility; Disqualification ..................
Section 7.12.      Preferential Collection of Claims
                     Against Company ..............................
_______________

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                       PAGE
                                                                       ----
                               ARTICLE EIGHT

                  SATISFACTION AND DISCHARGE OF INDENTURE

Section 8.01.      Termination of the Company's
                     Obligations ..................................
Section 8.02.      Legal Defeasance and Covenant
                     Defeasance ...................................
Section 8.03.      Application of Trust Money .....................
Section 8.04.      Repayment to Company or Guarantors .............
Section 8.05.      Reinstatement ..................................


                               ARTICLE NINE

                    AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01.      Without Consent of Holders .....................
Section 9.02.      With Consent of Holders ........................
Section 9.03.      Compliance with Trust Indenture
                     Act ..........................................
Section 9.04.      Revocation and Effect of Consents ..............
Section 9.05.      Notation on or Exchange of Notes ...............
Section 9.06.      Trustee May Sign Amendments, etc. ..............


                                ARTICLE TEN

                            GUARANTEE OF NOTES

Section 10.01.     Guarantee ......................................
Section 10.02.     Execution and Delivery of
                     Guarantee ....................................
Section 10.03.     Additional Guarantors ..........................
Section 10.04.     Guarantee Obligations Subordinated
                     to Guarantor Senior Indebtedness .............
Section 10.05.     Payment Over of Proceeds upon Dis-
                     solution, etc., of a Guarantor ...............
Section 10.06.     Suspension of Guarantee Obligations
                     When Guarantor Senior Indebted-
                     ness in Default ..............................
Section 10.07.     Release of a Guarantor .........................
Section 10.08.     Waiver of Subrogation ..........................

_______________

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                       PAGE
                                                                       ----
Section 10.09.     Guarantee Provisions Solely to
                     Define Relative Rights .......................
Section 10.10.     Trustee To Effectuate Subordination
                     of Guarantee Obligations .....................
Section 10.11.     No Waiver of Guarantee Subordina-
                     tion Provisions ..............................
Section 10.12.     Guarantors To Give Notice to
                     Trustee ......................................
Section 10.13.     Reliance on Judicial Order or Cer-
                     tificate of Liquidating Agent
                     Regarding Dissolution, etc., of
                     Guarantors ...................................
Section 10.14.     Rights of Trustee as a Holder of
                     Guarantor Senior Indebtedness;
                     Preservation of Trustee's Rights .............
Section 10.15.     Article Ten Applicable to Paying
                     Agents .......................................
Section 10.16.     No Suspension of Remedies Subject
                     to Rights of Holders of Guarantor
                     Senior Indebtedness  .........................
Section 10.17.     Trustee's Relation to Guarantor
                     Senior Indebtedness ..........................
Section 10.18.     Subrogation ....................................

                              ARTICLE ELEVEN

                          SUBORDINATION OF NOTES

Section 11.01.     Notes Subordinate to Senior Indebt-
                     edness .......................................
Section 11.02.     Payment Over of Proceeds upon Dis-
                     solution, etc. ...............................
Section 11.03.     Suspension of Payment When Senior
                     Indebtedness in Default ......................
Section 11.04.     Trustee's Relation to Senior
                     Indebtedness .................................
Section 11.05.     Subrogation to Rights of Holders of
                     Senior Indebtedness ..........................
Section 11.06.     Provisions Solely To Define Rela-
                     tive Rights ..................................
Section 11.07.     Trustee To Effectuate
                     Subordination ................................
Section 11.08.     No Waiver of Subordination Provi-
                     sions ........................................
_______________

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                       PAGE
                                                                       ----
Section 11.09.     Notice to Trustee ..............................
Section 11.10.     Reliance on Judicial Order or Cer-
                     tificate of Liquidating Agent ................
Section 11.11.     Rights of Trustee as a Holder of
                     Senior Indebtedness; Preservation
                     of Trustee's Rights ..........................
Section 11.12.     Article Applicable to Paying
                     Agents .......................................
Section 11.13.     No Suspension of Remedies ......................


                              ARTICLE TWELVE

                               MISCELLANEOUS

Section 12.01.     Trust Indenture Act of 1939 ....................
Section 12.02.     Notices ........................................
Section 12.03.     Communication by Holders with Other
                     Holders ......................................
Section 12.04.     Certificate and Opinion as to Con-
                     ditions Precedent ............................
Section 12.05.     Statements Required in Certificate
                     or Opinion ...................................
Section 12.06.     Rules by Trustee, Paying Agent,
                     Registrar ....................................
Section 12.07.     Governing Law ..................................
Section 12.08.     No Interpretation of Other Agree-
                     ments ........................................
Section 12.09.     No Recourse Against Others .....................
Section 12.10.     Successors .....................................
Section 12.11.     Duplicate Originals ............................
Section 12.12.     Separability ...................................
Section 12.13.     Table of Contents, Headings, etc. ..............
Section 12.14.     Benefits of Indenture ..........................


SIGNATURES ........................................................


EXHIBIT A          Form of Note
EXHIBIT B          Form of Guarantee



_______________

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

            INDENTURE, dated as of           , 1996, between
Foodbrands America, Inc., a corporation incorporated under the laws of the State of Delaware (the "Company"), as issuer, Brennan Packing Co., Inc., a Delaware corporation, Continental Deli Foods, Inc., a Delaware corporation, Doskocil Food Service Company, L.L.C., an Oklahoma limited liability company, Doskocil Specialty Brands Company, a Delaware corporation, FBAI Investments Corporation, an Oklahoma corporation, KPR Holdings, L.P., a Delaware limited partnership, National Service Center, Inc., a Delaware corporation, and RKR-GP, Inc., a Delaware cor-poration, as guarantors (each a "Guarantor," and collectively, the "Guarantors") and Liberty Bank and Trust Company of Okla-homa City, National Association, as trustee (the "Trustee").

            Each party hereto agrees as follows for the benefit
of each other party and for the equal and ratable benefit of
the Holders of the Company's       % Senior Subordinated Notes
due 2006.


                                ARTICLE ONE

          DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

            Section 1.01.  Definitions.

            "9-3/4% Indenture" means the Indenture dated as of April 28, 1993 between the Company as successor to Doskocil
Companies Incorporated, and First Fidelity Bank, National Asso-ciation, New York, as trustee, as amended.

            "9-3/4 Notes" means the 9-3/4% Senior Subordinated
Redeemable Securities due 2000 of the Company issued pursuant to the 9-3/4% Indenture.

            "Acquired Indebtedness" means Indebtedness of a per-son (a) assumed in connection with an Asset Acquisition from such person or (b) existing at the time such person becomes a Subsidiary of any other person, but not including Indebtedness incurred in connection with, or in anticipation of such person becoming a Subsidiary.

            "Affiliate" means, with respect to any specified per-son, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.

            "Agent" means any Registrar or Paying Agent of the Notes.

            "Applicable Premium" means, with respect to a Note, the greater of (i) 1.0% of the then outstanding principal amount of such Note or (ii) the excess of (A) the present value of the required interest and principal payments due on such Note, computed using a discount rate equal to the Treasury Rate plus 100 basis points, over (B) the then outstanding principal amount of such Note; PROVIDED that in no event will the Appli-cable Premium exceed the amount of the applicable redemption price upon an optional redemption less 100%, at any time on or
after               , 2001.

            "Asset Acquisition" means (a) an Investment by the Company or any Subsidiary of the Company in any other person pursuant to which such person shall become a Restricted Subsid-iary, or shall be merged with or into the Company or any Restricted Subsidiary, or (b) the acquisition by the Company or any Restricted Subsidiary of the assets of any person which constitute all or substantially all of the assets of such per-son or any division, operating unit or line of business of such person.

            "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition by the Company or any Restricted Subsidiary to any person other than the Company or a Restricted Subsidiary, in one or a series of related transac-tions, of: (a) any Capital Stock of any Subsidiary of the Com-pany; (b) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or (c) any other properties or assets of the Company or a Restricted Subsidiary (including proprietary brand names, whether registered or otherwise) other than in the ordinary course of business. For the purposes of this defini-tion, the term "Asset Sale" shall not include (i) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is governed by the provisions described under Article Five hereof, (ii) sales of obsolete equipment or of real property no longer used or useful in the Company's business, (iii) any direct or indirect sale of inven-tory or accounts receivable to the extent the proceeds thereof are required to repay a lender or lenders that are owed Indebt-edness of the Company or any Restricted Subsidiary that is secured by such inventory and accounts receivable and (iv) any sale, issuance, conveyance, transfer, lease or other disposi-tion of properties or assets, whether in one transaction or a series of related transactions, involving assets with a fair market value, as determined by the Company, not in excess of $1,000,000.

            "Asset Sale Offer" shall have the meaning set forth in Section 4.13(b).

            "Asset Sale Offer Price" shall have the meaning set forth in Section 4.13(b).

            "Asset Sale Purchase Date" shall have the meaning set forth in Section 4.13(b).

            "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quo-tient obtained by dividing (a) the sum of the products of
(i) the number of years from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by
(b) the sum of all such principal payments.

            "Bank Agent" means Chemical Bank or any successor or replacement agent under the Credit Agreement.

            "Bank Warrants" means the warrants evidencing the right to purchase shares of Common Stock pursuant to the War-rant Agreement dated as of October 31, 1991, between the Com-pany and the banks named therein as in effect on the date hereof.

            "Bankruptcy Law" means Title 11 of the United States
Code or any similar federal, state or foreign law for the relief of debtors.

            "Board of Directors" means the board of directors of the Company or any Guarantor, as the case may be, or any duly authorized committee of such board.

            "Board Resolution" means a copy of a resolution duly adopted by the Board of Directors of the Company or any Guaran-tor, as the case may be, certified by the Secretary or an Assistant Secretary of the Company or the applicable Guarantor, as the case may be, and in full force and effect on the date of such certification.

            "Business Day" means each day which is not a day on which banking institutions in The City of New York, State of New York, or the city in which the Trustee has its Corporate Trust Office, are authorized or obligated by law, regulation or executive order to close.

            "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

            "Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capital-ized amount thereof at such date, determined in accordance with GAAP consistently applied.

            "Cash Equivalents" means, at any time: (i) any evi-dence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States of America is pledged in support thereof);
(ii) certificates of deposit or acceptances with a maturity of 365 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and sur-plus and undivided profits of not less than $500,000,000;
(iii) commercial paper with a maturity of 365 days or less issued by a corporation that is not an Affiliate of the Company organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency;
(iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or uncondi-tionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 365 days from the date of acquisition; PROVIDED that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and
(v) money market funds organized under the laws of the United States of America or any state thereof that invest substan-tially all of their assets in any types of investments described in clause (i), (ii) or (iii) above.

            "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act), excluding Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Company; (b) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Company in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securi-ties or other property, other than any such transaction where
(i) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or
(2) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment under this Indenture and (ii) immediately after such transaction, no "per-son" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act), excluding Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act, except that a per-son shall be deemed to have "beneficial ownership" of all secu-rities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation;
(c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66-2/3% of the directors then still in office who (i) are enti-tled to vote to elect such new director or who are entitled to nominate such director pursuant to the Company's bylaws, the

JLL Agreement, or the Airlie Agreement and (ii) were either directors at the beginning of such period or persons whose election as directors or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office;
(d) during any consecutive two-year period individuals who were Non Investor Directors (as defined below) at the beginning of such period (together with any new Non Investor Directors whose election by the Board of Directors of the Company or whose nomination for election by the stockholder of the Company was approved by a vote of 66-2/3% of the Non Investor Directors then still in office who were either Non Investor Directors at the beginning of such period or whose election or nomination for election as directors was so approved) cease for any reason to constitute a majority of the Non Investor Directors then in office or (e) JLL assigns any of its rights under Section 4.6 of the JLL Agreement, or any successor provisions, to nominate directors of the Company and at any time thereafter a majority of the directors of the Company designated pursuant to the JLL Agreement are persons who were not directors 60 days prior to the date of such assignment or persons whose election or nomi-nation for election was approved by 66-2/3% of the Non Investor Directors. For purposes of the foregoing, a "Non Investor Director" means a director of the Company other than a director nominated, designated or elected pursuant to the JLL Agreement or the Airlie Agreement.

            "Change of Control Date" shall have the meaning set forth in Section 4.12.

            "Change of Control Offer" shall have the meaning set forth in Section 4.12.

            "Change of Control Purchase Date" shall have the meaning set forth in Section 4.12.

            "Change of Control Purchase Price" shall have the meaning set forth in Section 4.12.

            "Common Stock" means, with respect to any person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvot-ing) of, such person's common stock, whether outstanding at the Issue Date or issued after the Issue Date, and includes, with-out limitation, all series and classes of such common stock.

            "Company" means the party named as such in this Indenture until a successor replaces it (or any previous suc-cessor) pursuant to this Indenture, and thereafter means such successor.

            "Consolidated EBITDA" means, with respect to the Com-pany for any period, (i) the sum of, without duplication, the amount for such period, taken as a single accounting period, of
(a) Consolidated Net Income, (b) Consolidated Non-cash Charges,
(c) Consolidated Interest Expense and (d) Consolidated Income
Tax Expense, LESS (ii) non-cash items increasing Consolidated
Net Income for such period.

            "Consolidated Fixed Charge Coverage Ratio" means, with respect to the Company, the ratio of the aggregate amount of Consolidated EBITDA of the Company for the four full fiscal quarters for which financial information in respect thereof is available immediately preceding the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the "Four Quarter Period") to the aggregate amount of Consolidated Fixed Charges of the Company for the Four Quarter Period. In addi-tion to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a PRO FORMA basis for the period of such calculation to, without duplication, (a) the incurrence of any Indebtedness of the Com-pany or any of the Restricted Subsidiaries during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the "Reference Period"), including, without limitation, the incurrence of the Indebted-ness giving rise to the need to make such calculation (and the application of the net proceeds thereof), as if such incurrence (and application) occurred on the first day of the Reference Period, (b) an adjustment to eliminate or include, as the case may be, the Consolidated EBITDA and Consolidated Fixed Charges of such person directly or indirectly attributable to assets which are the subject of any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being lia-ble for Acquired Indebtedness) occurring during the Reference Period, as if such Asset Sale (after giving effect to any Des-ignation of Unrestricted Subsidiaries) or Asset Acquisition occurred on the first day of the Reference Period and (c) the retirement of Indebtedness during the Reference Period which cannot thereafter be reborrowed occurring as if retired on the first day of the Reference Period. For purposes of calculating "Consolidated Fixed Charges" for this "Consolidated Fixed Charge Coverage Ratio," interest on Indebtedness incurred dur-ing the Four Quarter Period under any revolving credit facility which can be borrowed and repaid without reducing the commit-ments thereunder shall be the actual interest during the Four Quarter Period. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (i) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate PER ANNUM equal to the rate of interest on such Indebtedness in effect on the Transaction Date, (ii) if interest on any Indebtedness actually incurred on the Transac-tion Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Reference Period; and (iii) notwithstand-ing clauses (i) and (ii) above, interest on Indebtedness deter-mined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, shall be deemed to have accrued at the rate PER ANNUM resulting after giving effect to the operation of such agreements. If the Company or any of the Restricted Subsidiar-ies directly or indirectly guaranteed Indebtedness of a third person, the above clauses shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

            "Consolidated Fixed Charges" means, with respect to the Company for any period, the sum of, without duplication, the amounts for such period of (i) Consolidated Interest Expense and (ii) the aggregate amount of dividends and other distributions paid or accrued during such period in respect of Redeemable Capital Stock of the Company and the Restricted Sub-sidiaries on a consolidated basis.

            "Consolidated Income Tax Expense" means, with respect to the Company for any period, the provision for federal, state, local and foreign income taxes of the Company and the

Restricted Subsidiaries for such period as determined on a con-solidated basis in accordance with GAAP.

            "Consolidated Interest Expense" means, with respect to the Company for any period, without duplication, the sum of
(i) the interest expense of the Company and the Restricted Sub-sidiaries for such period as determined on a consolidated basis in accordance with GAAP, excluding the amortization of fees related to the issuance of the Notes and fees (other than let-ter of credit fees) related to the initial execution and deliv-ery of the Credit Agreement, but including, without limitation,
(a) any amortization of debt discount, (b) the net cost under Interest Rate Protection Obligations (including any amortiza-tion of discounts), (c) the interest portion of any deferred payment obligation which in accordance with GAAP is required to be reflected on an income statement, (d) all commissions, dis-counts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (e) all accrued interest and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

            "Consolidated Net Income" means, with respect to the Company, for any period, the consolidated net income (or loss) of the Company and the Restricted Subsidiaries for such period as determined in accordance with GAAP consistently applied adjusted, to the extent included in calculating such net income, by excluding, without duplication, (i) all extraordi-nary gains or losses (net of fees and expenses relating to the transaction giving rise thereto) and the non-recurring cumula-tive effect of accounting changes, (ii) the portion of net income (or loss) of the Company and the Restricted Subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actu-ally been received by the Company or one of the Restricted Sub-sidiaries, (iii) net income (or loss) of any person combined with the Company or one of the Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss realized upon the termination of any employee pension benefit plan, on an after-tax basis, (v) gains or losses in respect of any Asset Sales by the Company or one of the Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis, (vi) reduction of reorganiza-tion value in excess of amounts allocable to tangible assets resulting from the utilization of net operating losses, and
(vii) the net income of any Restricted Subsidiary of the Com-pany to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judg-ment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders.

            "Consolidated Net Tangible Assets" means, with respect to the Company at any date, the total assets shown on the consolidated balance sheet of the Company and the Restricted Subsidiaries prepared in accordance with GAAP as of the last day of the immediately preceding fiscal quarter less the sum of (a) all current liabilities plus (b) goodwill and other intangibles shown on such balance sheet.

            "Consolidated Non-cash Charges" means, with respect to the Company for any period, the aggregate depreciation, amortization and other non-cash expenses (including, without limitation, non-cash reserves and non-cash charges) of the Com-pany and the Restricted Subsidiaries reducing Consolidated Net Income of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

            "control" means, with respect to any person, the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Corporate Trust Office" means the corporate trust office of the Trustee at which at any particular time its cor-porate trust business shall be principally administered, which on the date hereof is 100 North Broadway, Oklahoma City, Okla-homa 73102, Attention: [Corporate Trust Administration Department].

            "covenant defeasance" shall have the meaning set forth in Section 8.02.

            "Credit Agreement" means the Credit and Security
Agreement dated as of December   , 1995, among the Company, as
borrower, Chemical Bank, as agent, and the lenders which are to become parties from time to time thereto, together with the related documents thereto (including, without limitation, any guarantee agreements permitted under this Indenture and secu-rity documents), in each case as such agreement may be amended (including any agreement extending the maturity of, refinanc-ing, replacing or otherwise restructuring (including, subject to the covenants of this Indenture, adding Guarantors as addi-tional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement) or any successor or replacement agreement permitted under this Indenture.

            "Credit Agreement Obligations" means all monetary obligations of every nature of the Company or a Restricted Sub-sidiary, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, from time to time owed to the lenders, the agent, the co-agents or any collateral agent under or in respect of the Credit Agreement.

            "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bank-ruptcy Law.

            "Debt Securities" means any debt securities (includ-ing any guarantee of such securities) issued by the Company and/or any Guarantor, whether in a public offering or a private placement.

            "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

            "Depository" shall mean The Depository Trust Company,
New York, New York, or any successor thereto registered under the Securities Exchange Act or other applicable statute or regulation.

            "Designation" has the meaning set forth in Section
4.17.

            "Designation Amount" has the meaning set forth in
Section 4.17.

            "Designated Senior Indebtedness" means (i) all Senior Indebtedness and Guarantor Senior Indebtedness under the Credit Agreement Obligations and (ii) any other Senior Indebtedness
(or for certain purposes more fully described in this Inden-ture, Guarantor Senior Indebtedness) which (a) at the time of incurrence exceeds $25,000,000 in aggregate principal amount and (b) is specifically designated by the Company (or, in the case of Guarantor Senior Indebtedness, by the relevant Guaran-
tor) in the instrument evidencing such Senior Indebtedness or Guarantor Senior Indebtedness as "Designated Senior Indebtedness".

            "Event of Default" has the meaning set forth in Sec-tion 6.01.

            "Excess Proceeds" shall have the meaning set forth in
Section 4.13.

            "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Mar-ket Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution of the Company delivered to the Trustee.

            "GAAP" means generally accepted accounting principles in the United States set forth in the Statements of Financial Accounting Standards and the Interpretation, Accounting Prin-ciples Board Opinions and AICPA Accounting Research Bulletins which are applicable as of the Issue Date and consistently applied.

            "guarantee" means, as applied to any obligation,
(i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contin-gent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obli-gation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

            "Guarantee" means the guarantee of the Notes by each Guarantor pursuant to the provisions contained herein.

            "Guarantor" means each person who delivers a Guaran-tee and shall include any additional person delivering a Guar-antee pursuant to Section 4.19 and shall further include any successor to any such person pursuant to this Indenture, and thereafter means such successor.

            "Guarantor Senior Indebtedness" means, with respect to any Guarantor, the principal of and interest on any Indebt-edness of such Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evi-dencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. With-out limiting the generality of the foregoing, "Guarantor Senior Indebtedness" shall also include the principal of and interest (including interest accruing after the filing of a petition initiating any proceeding under any Bankruptcy Law whether or not such interest is an allowable claim in such proceeding) on, and all other amounts owing in respect of (i) all Credit Agree-ment Obligations and Other Designated Guarantor Senior Indebt-edness Obligations, if any, of such Guarantor and (ii) all Related Currency and Interest Rate Protection Obligations, if any, of such Guarantor. Notwithstanding the foregoing, "Guar-antor Senior Indebtedness" shall not include (a) Indebtedness evidenced by the Guarantee of such Guarantor, (b) Indebtedness that is expressly subordinate or junior in right of payment to any Guarantor Senior Indebtedness of such Guarantor,
(c) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is by its terms without recourse to such Guarantor,
(d) any repurchase, redemption or other obligation in respect of Redeemable Capital Stock of such Guarantor, (e) to the extent it might constitute Indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business or consisting of trade payables or other current liabilities (other than any current liabilities owing under the Credit Agreement Obligations or the current portion of any long-term Indebtedness which would constitute Guarantor Senior Indebtedness but for the operation of this clause (e)), (f) to the extent it might constitute Indebtedness, amounts owed by such Guarantor for compensation to employees or for services rendered to such Guarantor, (g) to the extent it might consti-tute Indebtedness, any liability for federal, state, local or other taxes owed or owing by such Guarantor, (h) Indebtedness of such Guarantor to a Subsidiary of the Company or any other Affiliate of the Company or any of such Affiliate's Subsidiar-ies, and (i) that portion of any Indebtedness of such Guarantor which at the time of issuance is issued in violation of this Indenture (but, as to any such Indebtedness, no such violation shall be deemed to exist for purposes of this clause (i) if the holder(s) of such Indebtedness or their representative or such Guarantor shall have furnished to the Trustee an opinion of independent legal counsel, unqualified in all material respects, addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon a certificate of such Guarantor) to the effect that the incurrence of such Indebtedness does not violate the provisions of this Indenture).

            "Holder" or "Noteholder" means the person in whose name a Note is registered on the Registrar's books. Each
Holder of a Note shall also be deemed to hold a Guarantee of each Guarantor as provided in Article Ten hereof.

            "Indebtedness" means, with respect to any person, without duplication, (a) all liabilities of such person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of busi-ness, but including, without limitation, all obligations, con-tingent or otherwise, of such person in connection with any letter of credit, banker's acceptance or other similar credit transaction, (b) all obligations of such person evidenced by bonds, notes, debentures or other similar instruments, (c) all Indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such per-son, (e) all Indebtedness referred to in the preceding clauses of other persons and all dividends of other persons, the pay-ment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limi-tation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (f) all guarantees of Indebtedness referred to in this definition by such person, (g) all Redeemable Capital Stock valued at the greater of its voluntary or involuntary maximum fixed repur-chase price plus accrued dividends, (h) all obligations under or in respect of currency exchange contracts and Interest Rate Protection Obligations of such person and (i) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses
(a) through (h) above. For purposes hereof, (x) the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock and (y) Indebtedness is deemed to be incurred pursuant to a revolving credit facility each time an advance is made there-under. For purposes of Section 4.08, in determining the prin-cipal amount of any Indebtedness to be incurred by the Company or a Restricted Subsidiary or which is outstanding at any date, the principal amount of any Indebtedness which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be the accreted value thereof at the date of determination. When any person becomes a Restricted Subsidiary, there shall be deemed to have been an incurrence by such Restricted Subsidiary of all Indebt-edness for which it is liable at the time it becomes a Restricted Subsidiary. If the Company or any of the Restricted Subsidiaries, directly or indirectly, guarantees Indebtedness of a third person, there shall be deemed to be an incurrence of such guaranteed Indebtedness as if the Company or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

            "Indenture" means this Indenture, as amended, modi-fied or supplemented from time to time.

            "interest" means, with respect to any Note, the amount of all interest accruing on such Note, including all interest accruing subsequent to the occurrence of any events specified in Sections 6.01(j) and (k) or which would have accrued but for any such event, whether or not such claims are allowable under applicable law.

            "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes, as set forth therein.

            "Interest Rate Protection Obligations" means the obligations of any person pursuant to any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calcu-lated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a float-ing rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

            "Investment" means, with respect to any person, any direct or indirect loan or other extension of credit, guarantee or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or ser-vices for the account or use of others), or any purchase or acquisition by such person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other person. "Investments" shall exclude extensions of trade credit by any person in the ordinary course of business in accordance with normal trade practices of such person. In addition to the foregoing, any foreign exchange contract, currency swap or similar agreement shall constitute an Investment hereunder.

            "Issue Date" means [         ], 1996.

            "JLL" means Joseph Littlejohn & Levy Associates, L.P.

            "legal defeasance" shall have the meaning set forth in Section 8.02.

            "Leveraged Subsidiary" means any Restricted Subsid-iary that has incurred Indebtedness (other than Acquired Indebtedness pursuant to the first paragraph of Section 4.08 and Indebtedness described in clauses (3) through (8) and (10) of the second paragraph of Section 4.08 and any permitted refinancings or replacements thereof incurred under clause (9) of the second paragraph of Section 4.08) pursuant to
Section 4.08 for so long as such Indebtedness, or any refinanc-ing thereof, is outstanding.

            "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assign-ment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind.
A person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

            "Maturity Date" means, with respect to any Note, the date on which any principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

            "Moody's" means Moody's Investors Service, Inc. and its successors.

            "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equiva-lents or marketable securities (valued at their market value on the date of receipt), including, without limitation, payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Com-pany or any Restricted Subsidiary) net of (i) brokerage commis-sions and other fees and expenses (including, without limita-tion, fees and expenses of legal counsel and investment bank-
ers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid and which have been paid, or amounts required to be pledged and which are pledged, to secure Indebtedness owed, to any person (other than the Company or any Restricted Subsid-iary) owning a beneficial interest in the assets subject to the Asset Sale (which, in the case of a Lien, is being pledged to permanently reduce Indebtedness secured by such Lien) and
(iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities asso-ciated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environ-mental matters and liabilities under any indemnification obli-gations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee.

            "Non-payment Default" means, for purposes of Article Eleven hereof, any default (other than a Payment Default) with respect to any Designated Senior Indebtedness of the Company or any Guarantor pursuant to which the maturity thereof may be accelerated.

            "Notes" means the notes that are issued under this Indenture, as amended or supplemented from time to time pursu-ant to this Indenture.

            "Officer" means the Chairman, the President, the Chief Executive Officer, any Senior Vice President, any Vice
President or the Secretary of the Company or a Guarantor, as the case may be.

            "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company or a Guarantor, as the case may be.

            "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee.
Subject to any express provision hereof, the counsel may be an employee of or counsel to the Company.

            "Other Designated Senior Indebtedness Obligations" means all monetary obligations of every nature of the Company or a Guarantor, as applicable, including, without limitation, obligations to pay principal and interest, reimbursement obli-gations under letters of credit, fees, expenses and indemni-ties, from time to time owed (by reason of a guarantee or otherwise) to any holder of Designated Senior Indebtedness in respect of Designated Senior Indebtedness.

            "Pari Passu Indebtedness" means any Indebtedness of the Company or any Guarantor ranking PARI PASSU in right of payment with the Notes or the Guarantees, as applicable.

            "Paying Agent" has the meaning set forth in Section 2.03, except that, for the purposes of Sections 4.12 and 4.13 and Articles Three and Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or any of their respec-tive Affiliates.

            "Payment Blockage Period" shall have the meaning set forth in Section 10.03.

            "Payment Default" means any default in the payment when due (whether at Stated Maturity, by acceleration or other-wise) of principal or interest on, or of unreimbursed amounts under drawn letters of credit or fees relating to letters of credit constituting, any Senior Indebtedness or Guarantor Senior Indebtedness, as applicable of the Company or any Guarantor.

            "Permitted Holders" means (i) JLL and its Affiliates and (ii) any "group" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act) comprised solely of JLL and its Affiliates and The Airlie Group, L.P. and its Affiliates (it being understood that a "group" that includes any other person shall not be a Permitted Holder).

            "Permitted Investment" means any of the following:
(a) Investments in any Restricted Subsidiary (including any person that pursuant to such Investment becomes a Restricted Subsidiary) and any person that is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or any Restricted Subsidiary at the time such Investment is made; (b) Investments in Cash Equiva-lents; (c) Investments in deposits with respect to leases or utilities provided to third parties in the ordinary course of business; (d) Investments in the Notes; (e) Investments in Interest Rate Protection Agreements and currency exchange con-tracts permitted by Section 4.08 and Related Currency and Interest Rate Protection Obligations; (f) loans or advances to officers, employees or consultants of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes of the Company and the Restricted Subsidiaries (including travel and moving expenses) not in excess of $1,000,000 in the aggregate at any one time outstand-ing; (g) loans to any 401(k) plan qualified under the Internal Revenue Code and maintained for the benefit of employees of the Company and the Restricted Subsidiaries; and (h) Investments in evidences of Indebtedness, securities or other property received from another person by the Company or any of the Restricted Subsidiaries in connection with any bankruptcy pro-ceeding or by reason of a composition or readjustment of debt or a reorganization of such person or as a result of foreclo-sure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such person held by the Company or any of the Restricted Subsidiar-ies, or for other liabilities or obligations of such other per-son to the Company or any of the Restricted Subsidiaries that were created in accordance with the terms of this Indenture.

            "Permitted Junior Securities" means, (i) for purposes of Article Eleven (so long as the effect of any exclusion employing this definition is not to cause the Notes to be treated in any case or proceeding or similar event described in clauses (a), (b) or (c) of Section 11.02 as part of the same class of claims as the Senior Indebtedness or any class of claims PARI PASSU with, or senior to, the Senior Indebtedness for purposes of any payment or distribution) debt or equity securities of the Company or any successor corporation provided for by a plan of reorganization or readjustment that are subor-dinated at least to the same extent that the Notes are subordi-nated to the payment of all Senior Indebtedness; PROVIDED that
(a) if a new corporation results from such reorganization or readjustment, such corporation assumes any Senior Indebtedness not paid in full in cash or Cash Equivalents in connection with such reorganization or readjustment and (b) the rights of the holders of such Senior Indebtedness are not, without the con-sent of such holders, altered or impaired by such reorganiza-tion or readjustment, and (ii) for purposes of Article Ten, any guarantee by a Guarantor of a Permitted Junior Security of the Company described in clause (i) above; PROVIDED that such guar-antee is subordinated to the payment of all Guarantor Senior Indebtedness at least to the same extent that the Guarantees are subordinated to the payment of all Guarantor Senior Indebt-edness, and such guarantee is subject to provisions substan-tially similar to those set forth in Section 10.07.

            "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Predecessor Note" means, with respect to any par-ticular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenti-cated and delivered under Section 2.07 hereof in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

            "Preferred Stock" means, with respect to any person, any and all shares, interests, participations or other equiva-lents (however designated) of such person's preferred or pref-erence stock whether now outstanding or issued after the Issue Date, including, without limitation, all classes and series of preferred or preference stock of such person.

            "principal" means, with respect to any debt security, the principal of the security plus, with respect to the Notes only, the premium, if any, on the security and any interest on overdue principal.

            "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Disqualified Capital
Stock) of the Company made on a primary basis by the Company pursuant to a registration statement filed with and declared effective by the SEC in accordance with the Securities Act.

            "Purchase Money Obligation" means any Indebtedness secured by a Lien on assets related to the business of the Com-pany or the Restricted Subsidiaries, and any additions and accessions thereto, which are purchased or constructed by the Company or any Restricted Subsidiary at any time after the Issue Date; PROVIDED that (i) any security agreement or condi-tional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a "Secu-rity Agreement") shall be entered into within 90 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and (iii)
(A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Secu-rity Agreement is entered into exceed 100% of the purchase price to the Company or any Restricted Subsidiary of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

            "Redeemable Capital Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to any Stated Maturity of the Notes, or, at the option of the holder thereof, is convert-ible into or exchangeable for debt securities at any time prior to any Stated Maturity of the Notes. Notwithstanding the fore-going, Redeemable Capital Stock shall not include the Bank Warrants.

            "Redemption Date" means, with respect to any Note to be redeemed, the date fixed by the Company for such redemption pursuant to this Indenture and the Notes.

            "Redemption Price" means, with respect to any Note to be redeemed, the price fixed for such redemption pursuant to the terms of this Indenture and the Notes.

            "Registrar" shall have the meaning set forth in
Section 2.03.

            "Related Currency and Interest Rate Protection Obli-gations" means all monetary obligations of every nature of the Company or a Guarantor under or in respect of currency exchange contracts and Interest Rate Protection Obligations of the Com-pany or such Guarantor either (a) to the extent such monetary obligations relate to Credit Agreement Obligations or Other Designated Senior Indebtedness Obligations or (b) to the extent such monetary obligations are secured by collateral securing Credit Agreement Obligations or Other Designated Senior Indebt-edness Obligations (in either case, as conclusively evidenced by an Officers' Certificate of the Company or such Guarantor delivered to the Trustee at the time such obligations are ini-tially incurred by the Company or such Guarantor).

            "Replacement Assets" shall have the meaning set forth in Section 4.13(a).

            "Restricted Payment" shall have the meaning set forth in Section 4.09.

            "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a Board Resolution of the Company delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with Section 4.17 of this Indenture. Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of Section
4.17 hereof.

            "Revocation" has the meaning ascribed to that term under Section 4.17.

            "S&P" means Standard & Poor's Corporation and its successors.

            "SEC" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

            "Securities Act" means the Securities Act of 1933, as amended from time to time.

            "Securities Exchange Act" means the Securities
Exchange Act of 1934, as amended from time to time.

            "Senior Indebtedness" means the principal of, pre-mium, if any, and interest on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the fore-going, "Senior Indebtedness" shall also include the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any Bankruptcy Law whether or not such interest is an allowable claim in such proceeding) on, and all other amounts owing in respect of (i) all Credit Agreement Obligations and Other Des-ignated Senior Indebtedness Obligations of the Company and (ii) all Related Currency and Interest Rate Protection Obligations of the Company. Notwithstanding the foregoing, "Senior Indebt-edness" shall not include (a) Indebtedness evidenced by the Notes, (b) Indebtedness that is expressly subordinate or junior in right of payment to any Senior Indebtedness of the Company,
(c) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is by its terms without recourse to the Company, (d) any repurchase, redemption or other obligation in respect of Redeemable Capital Stock of the Company, (e) to the extent it might constitute Indebtedness, amounts owing for goods, materi-als or services purchased in the ordinary course of business or consisting of trade payables or other current liabilities (other than any current liabilities owing under the Credit Agreement Obligations or the current portion of any long-term Indebtedness which would constitute Senior Indebtedness but for the operation of this clause (e)), (f) to the extent it might constitute Indebtedness, amounts owed by the Company for com-pensation to employees or for services rendered to the Company,
(g) to the extent it might constitute Indebtedness, any lia-bility for federal, state, local or other taxes owed or owing by the Company, (h) Indebtedness of the Company to a Subsidiary of the Company or any other Affiliate of the Company or any of such Affiliate's Subsidiaries, and (i) that portion of any Indebtedness of the Company which at the time of issuance is issued in violation of this Indenture (but, as to any such

Indebtedness, no such violation shall be deemed to exist for purposes of this clause (i) if the holder(s) of such Indebted-ness or their representative or the Company shall have fur-nished to the Trustee an opinion of independent legal counsel, unqualified in all material respects, addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon a certificate of the Company) to the effect that the incurrence of such Indebtedness does not violate the provisions of this Indenture).

            "Senior Representative" means the Bank Agent or any other representatives designated in writing to the Trustee of the holders of any class or issue of Designated Senior Indebt-edness; PROVIDED that, in the absence of a representative of the type described above, any holder or holders of a majority of the principal amount outstanding of any class or issue of Designated Senior Indebtedness may collectively act as Senior Representative for such class or issue.

            "Senior Subordinated Note Obligations" means (i) any principal of and interest on, and any other amounts owing in respect of, the Notes payable pursuant to the terms of the Notes or this Indenture or upon acceleration of the Notes, including, without limitation, amounts received upon the exer-cise of rights of rescission or other rights of action (includ-ing claims for damages) or otherwise, to the extent relating to the purchase price of the Notes or amounts corresponding to such principal of, interest on, or other amounts owing with respect to, the Notes and (ii) in the case of any Guarantor, any obligations with respect to the foregoing or otherwise under its Guarantee.

            "Significant Subsidiary" shall have the same meaning as in Rule 1.02(v) of Regulation S-X under the Securities Act, provided that (i) each Guarantor shall in all events be deemed a Significant Subsidiary and (ii) no Unrestricted Subsidiary shall be deemed a Significant Subsidiary.

            "Specified Indebtedness" means (i) any Senior Indebt-edness, (ii) any Guarantor Senior Indebtedness and (iii) any Indebtedness of any Restricted Subsidiary (other than a Guaran-tor) which is not subordinated to any other Indebtedness of such Restricted Subsidiary.

            "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date spec-ified in such Note as the fixed date on which any principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness or any installments of interest thereon, means any date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or such installment of interest thereon, is due and payable.

            "Subordinated Indebtedness" means, with respect to the Company, Indebtedness of the Company which is expressly subordinated in right of payment to the Notes or, with respect to any Guarantor, Indebtedness of such Guarantor which is expressly subordinated in right of payment to the Guarantee of such Guarantor.

            "Subsidiary" means, with respect to any person, (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person or by such person and one or more Subsidiaries of such person and (ii) any other person (other than a corporation), including, without limitation, a joint venture, in which such person or one or more Subsidiaries of such person, directly or indirectly, at the date of determina-tion thereof, has at least a majority ownership interest enti-tled to vote in the election of directors, managers or trustees thereof (or other person performing similar functions). For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

            "Surviving Entity" shall have the meaning set forth in Section 5.01.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.
Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

            "Treasury Rate" means, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the date fixed for redemption of the Notes following a Change of Control (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining Average Life to Stated Maturity of the Notes; PROVIDED that if the Average Life to Stated Maturity of the Notes is not equal to the constant Maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpola-tion (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Average Life to Stated Maturity of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securi-ties adjusted to a constant maturity of one year shall be used.

            "Trustee" means the party named as such in this Indenture until a successor replaces such party (or any pre-vious successor) in accordance with the provisions of this Indenture, and thereafter means such successor.

            "Trust Officer" means any officer in the [Corporate Trust Administration Department] of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust mat-ter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

            "Unrestricted Subsidiary" means a Subsidiary of the Company (other than a Guarantor) designated as such pursuant to and in compliance with Section 4.17 of this Indenture. Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of
Section 4.17 hereof.

            "U.S. Government Obligations" shall have the meaning set forth in Section 8.02.

            "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

            "Wholly-Owned Restricted Subsidiary" means any Restricted Subsidiary of which 100% of the outstanding Capital Stock is owned by the Company and/or another Wholly-Owned Restricted Subsidiary. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Restricted Subsidiary.

            Section 1.02.  INCORPORATION BY REFERENCE OF TRUST
                           INDENTURE ACT.

            Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "COMMISSION" means the SEC;

            "INDENTURE NOTES" means the Notes and the Guarantees;

            "INDENTURE NOTEHOLDER" means a Noteholder or Holder;

            "INDENTURE TO BE QUALIFIED" means this Indenture;

            "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

            "OBLIGOR" on the indenture notes means the Company, the Guarantors or any other obligor on the Notes.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

            Section 1.03.  RULES OF CONSTRUCTION.

            For all purposes of this Indenture, except as other-wise expressly provided or unless the context otherwise requires:

            (a)  a term has the meaning assigned to it

            (b) words in the singular include the plural, and words in the plural include the singular.

            (c)  "or" is not exclusive;

            (d) provisions apply to successive events and transactions;

            (e) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, as in effect from time to time; PROVIDED that for the purposes of Sections 4.08 through 4.19 and Article Five hereof such terms shall have the meanings assigned to them in accor-dance with GAAP;

            (f) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

            (g) all references to $ or dollars shall refer to the lawful currency of the United States of America.


                                ARTICLE TWO

                                 THE NOTES

            Section 2.01.  FORMS AND DATING.

            The Notes and the Trustee's certificate of authenti-cation thereon shall be in substantially the form of Exhibit A hereto, with such appropriate insertions, omissions, substitu-tions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such Notes, as evidenced by their execution thereof. The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

            The definitive Notes and the Guarantees shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes. Each Note shall be dated the date of its authentication.

            The terms and provisions contained in the form of the Notes, annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execu-tion and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

            Section 2.02.  EXECUTION AND AUTHENTICATION.

            Two Officers shall execute the Notes on behalf of the Company by either manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Notes.

            If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note or at any time thereafter, the Note shall be valid nevertheless.

            A Note shall not be valid until an authorized signa-tory of the Trustee manually signs the certificate of authenti-cation on the Note. Such signature shall be conclusive evi-dence that the Note has been authenticated under this Indenture.

            The Trustee shall authenticate Notes for original issue in an aggregate principal amount not to exceed $120,000,000 upon receipt of an Officers' Certificate signed by two Officers of the Company directing the Trustee to authenti-cate the Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with. The aggregate principal amount of Notes outstanding at any time may not exceed $120,000,000, except as provided in
Section 2.07.

            With the approval of the Company, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Inden-ture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same rights as the Trustee in any dealings hereunder with the Com-pany or with any of the Company's Affiliates.

            Section 2.03.  REGISTRAR AND PAYING AGENT.

            The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. Except as otherwise expressly provided in this Indenture, the Company or any Affiliate thereof may act as Paying Agent.

            The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to main-tain a Registrar, Paying Agent or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compen-sation in accordance with Section 7.08.

            The Company initially appoints the Trustee as Regis-trar, Paying Agent and agent for service of notices and demands in connection with the Notes.

            Section 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.

            Each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such money has been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to distribute all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Payment Default with respect to the Notes, upon written request to a Paying Agent, require such Paying
Agent to pay all money held by it to the Trustee and to account for any funds distributed. Upon doing so, the Paying Agent (other than an obligor under the Notes or any Guarantees) shall have no further liability for the money so paid over to the Trustee.

            Section 2.05.  NOTEHOLDER LISTS.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

            Section 2.06.  TRANSFER AND EXCHANGE.

            When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; PROVIDED that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly exe-cuted by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Com-pany may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connec-tion therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursu-ant to Sections 2.02, 2.07, 2.10, 3.06, 4.12, 4.13 or 9.05).
The Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

            Section 2.07.  REPLACEMENT NOTES.

            If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the

Trustee shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Com-pany, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reason-able, out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement
Note is an additional obligation of the Company.

            Section 2.08.  OUTSTANDING NOTES.

            Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Company or any of their respective Affiliates holds the Note.

            If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfac-tory to it that the replaced Note is held by a BONA FIDE pur-chaser. A mutilated Note ceases to be outstanding upon surren-der of such Note and replacement thereof pursuant to Section 2.07.

            If on a Redemption Date or a Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds cash or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date, and is not prohibited from paying such cash or U.S. Government Obligations to the Holders of such Notes pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them shall cease to accrue.

            Section 2.09.  TREASURY NOTES.

            In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be pro-tected in relying on any such direction, waiver or consent, only Notes that the Trustee knows or has reason to know are so owned shall be disregarded.

            Section 2.10.  TEMPORARY NOTES.

            Until definitive Notes are prepared and ready for delivery, the Company may prepare and the Trustee shall authen-ticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

            Section 2.11.  CANCELLATION.

            The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direc-tion of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and, at the written direction of the Com-pany, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surren-dered to the Trustee for cancellation pursuant to this Section 2.11.

            Section 2.12.  DEFAULTED INTEREST.

            If the Company defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the persons who are Noteholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and pay-ment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, the Company shall mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

            Section 2.13.  CUSIP NUMBER.

            The Company in issuing the Notes may use a "CUSIP" number (if then generally in use), and if so, the Trustee may use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness or accu-racy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identifica-tion numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.

            Section 2.14.  DEPOSIT OF MONEYS.

            On or before each Interest Payment Date and Maturity Date, the Company shall deposit with the Trustee or Paying
Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be; PROVIDED that the Company may make any such deposit in next day funds on or before the Business Day before each Interest Payment Date and Maturity Date.


                               ARTICLE THREE

                            REDEMPTION OF NOTES

            Section 3.01.  NOTICES TO THE TRUSTEE.

            If the Company elects to redeem Notes pursuant to Paragraphs 4(a), (b) or (c) of the Notes, it shall notify the Trustee of the Redemption Date and principal amount of Notes to be redeemed.

            The Company shall notify the Trustee by an Officers'
Certificate, stating that such redemption will comply with the provisions hereof and of the Notes, of any redemption at least
45 days before the Redemption Date.

            Section 3.02.  SELECTION OF NOTES TO BE
                           REDEEMED.

            In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange (or if the Notes are so listed but the exchange does not impose requirements with respect to the selection of debt securities for redemption), on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate; PROVIDED that no Notes of a principal amount of $1,000 or less shall be redeemed in part; PROVIDED, FURTHER, that any such redemption pursuant to the provisions relating to a Public Equity Offering shall be made on a PRO RATA basis or on as nearly a PRO RATA basis as practicable (subject to the procedures of any applicable Depository).

            The Trustee shall promptly notify the Company and the Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

            For all purposes of this Indenture, unless the con-text otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

            Section 3.03.  NOTICE OF REDEMPTION.

            Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Notes to be redeemed, at the address of such Holder appearing in the Note register maintained by the Registrar.

            All notices of redemption shall identify the Notes to be redeemed and shall state:

            (a)  the Redemption Date;

            (b) the Redemption Price and the amount of accrued interest, if any, to be paid;

            (c) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemp-tion ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surren-der to the Paying Agent of the Notes redeemed;

             (d) if any Note is to be redeemed in part only, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Note to be redeemed and that on and after the Redemption Date, upon surrender for cancellation of such Note to the Paying Agent, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Noteholder;

            (e) that Notes called for redemption must be surren-dered to the Paying Agent to collect the Redemption Price and the name and address of the Paying Agent;

            (f) the CUSIP number, if any, relating to such Notes; and

            (g) the paragraph of the Notes pursuant to which the Notes are being redeemed.

            Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company.

            Section 3.04.  EFFECT OF NOTICE OF REDEMPTION.

            Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Notes called for redemption shall be paid at the Redemption
Price plus accrued interest to the Redemption Date, but inter-est installments whose maturity is on or prior to such Redemp-tion Date will be payable on the relevant Interest Payment
Dates to the Holders of record at the close of business on the relevant record dates referred to in the Notes.

            Section 3.05.  DEPOSIT OF REDEMPTION PRICE.

            On or prior to any Redemption Date, the Company shall deposit with the Paying Agent an amount of money in same day funds sufficient to pay the Redemption Price of, and accrued interest on, all the Notes or portions thereof which are to be redeemed on that date, other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

            If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal of and, to the extent lawful, accrued interest thereon shall, until paid, bear inter-est from the Redemption Date at the rate provided in the Notes.

            Section 3.06.  NOTES REDEEMED OR PURCHASED IN
                           PART.

            Upon surrender to the Paying Agent of a Note which is to be redeemed in part, the Company shall execute, each Guaran-tor shall guarantee and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes (accompanied by a notation of Guarantee, duly endorsed by each Guarantor), of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the princi-pal of the Note so surrendered that is not redeemed.


                               ARTICLE FOUR

                                COVENANTS

            Section 4.01.  PAYMENT OF NOTES.

            The Company will pay, or cause to be paid, the prin-cipal of and interest on the Notes on the dates and in the man-ner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company or any Affiliate of any thereof) holds on that date money designated for and sufficient to pay the installment and is not prohibited from paying such money to the Holders of the Notes pursuant to the terms of this Indenture.

            The Company will pay interest on overdue principal at the rate and in the manner provided in the Notes; it shall pay interest on overdue installments of interest at the same rate and in the same manner, to the extent lawful.

            Section 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

            The Company will maintain in the Borough of Manhat-tan, The City of New York, an office or agency where Notes and the Guarantees may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company or any Guarantor in respect of the Notes, the Guarantees and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surren-ders, notices and demands may be made or served at the address of the Trustee as set forth in Section 11.02.

            The Company may also from time to time designate one or more other offices or agencies where the Notes and the Guar-antees may be presented or surrendered for any or all such pur-poses and may from time to time rescind such designations; PRO-VIDED that no such designation or rescission shall in any man-ner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            The Company hereby initially designates the office of the Trustee maintained at 55 Water Street, First Floor,
Jeanette Park Enterence, New York, New York 10005, as such office of the Company in accordance with this Section 4.02.

            Section 4.03.  CORPORATE EXISTENCE.

            Subject to Article Five, each of the Company and each Guarantor shall do or cause to be done all things necessary to and will cause each of its Subsidiaries to, preserve and keep in full force and effect the corporate, partnership or limited liability company existence and rights (charter and statutory), licenses and/or franchises of such person and each of its Sub-sidiaries; PROVIDED that any such person or any of its Subsid-iaries shall not be required to preserve any such existence (in the case of Subsidiaries), rights, licenses or franchises if
(x) the Board of Directors of the Company shall reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of the Company, the Guarantors and their respective Subsidiaries taken as a whole or (y) the loss thereof is not materially adverse to either the Company, the Guarantors and their respective Subsidiaries taken as a whole or to the ability of each of the Company and each Guaran-tor to otherwise satisfy its obligations hereunder.

            Section 4.04.  PAYMENT OF TAXES AND OTHER CLAIMS.

            The Company and each Guarantor will pay or discharge or cause to be paid or discharged, before any penalty accrues from the failure to so pay or discharge, (a) all material taxes, assessments and governmental charges levied or imposed upon such person or any of its Subsidiaries or upon the income, profits or property of such person or any of its Subsidiaries, and (b) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of such person or any Subsidiary of such person; PRO-VIDED that neither the Company nor any Guarantor shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applica-bility or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or where the failure to effect such payment or dis-charge is not adverse in any material respect to the Holders.

            Section 4.05.  MAINTENANCE OF PROPERTIES; INSURANCE;
                           BOOKS AND RECORDS; COMPLIANCE WITH
                           LAW.

            (a) The Company and each Guarantor shall, and shall cause each of their respective Subsidiaries to, cause all prop-erties and assets to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, addi-tions, betterments and improvements thereto, as shall be rea-sonably necessary for the proper conduct of its business; PRO-VIDED that nothing in this Section 4.05(a) shall prevent the Company, any Guarantor or any of their respective Subsidiaries from discontinuing the operation and maintenance of any of its properties (x) if such discontinuance is, in the judgment of the Board of Directors or the board of directors of such Guar-antor or Subsidiary, desirable in the conduct of its business or (y) if such discontinuance or disposal is not materially adverse to either the Company, the Guarantors and their respec-tive Subsidiaries taken as a whole or the ability of the Com-pany and each Guarantor to otherwise satisfy its obligations hereunder.

            (b) The Company shall, and shall cause each of its Subsidiaries to, maintain such insurance as may be required by law (other than with respect to any environmental impairment liability insurance not commercially available) and such other insurance to such extent and against such hazards and liabili-ties, as is customarily maintained by companies similarly situ-ated (which may include self-insurance in the same form as is customarily maintained by companies similarly situated).

            (c) The Company and each Guarantor shall, and shall cause each of their respective Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all business and financial transactions of such person and each Subsidiary of such person and reflect on its financial statements adequate accruals and appropriations to reserves, all in accordance with generally accepted account-ing principles, as in effect from time to time, consistently applied to such person and its Subsidiaries taken as a whole.

            (d) The Company shall and shall cause each of its respective Subsidiaries to comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would materially adversely affect the business, earnings, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

            Section 4.06.  COMPLIANCE CERTIFICATE.

            (a) The Company will deliver to the Trustee within 45 days after the end of each of the first three quarters of the Company's fiscal year and within 90 days after the end of such fiscal year an Officers' Certificate stating whether or not the signers know of any Default or Event of Default under this Indenture by the Company or any of the Guarantors that occurred during such fiscal period. If they do know of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. The first certificate to be delivered pursuant to this Section 4.06(a) shall be for the first fiscal quarter of the Company beginning after the Issue Date. The Company shall also deliver a cer-tificate to the Trustee at least annually from its principal executive, financial or accounting officer as to his or her knowledge of the Company's and each Guarantor's compliance with all conditions and covenants under this Indenture, such compli-ance to be determined without regard to any period of grace or requirement of notice provided herein.

            (b) the Company shall deliver to the Trustee within 90 days after the end of each fiscal year a written statement by the Company's independent certified public accountants stat-ing (A) that their audit examination has included a review of the terms of this Indenture, the Notes and the Guarantees as they relate to accounting matters, and (B) whether, in connec-tion with their audit examination, any Default or Event of Default under this Indenture has come to their attention and, if such a Default or Event of Default has come to their atten-tion, specifying the nature and period of existence thereof; PROVIDED that, without any restriction as to the scope of the audit examination, such independent certified public accoun-tants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination con-ducted in accordance with generally accepted accounting princi-ples, as in effect from time to time.

            (c) The Company will deliver to the Trustee as soon as possible, and in any event within 10 days after the Company becomes aware or should reasonably have become aware of the occurrence of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company or the applicable Guarantor, as the case may be, is taking or proposes to take with respect thereto.

            Section 4.07.  REPORTING REQUIREMENTS.

            The Company and each of the Guarantors shall file with the SEC the annual reports, quarterly reports and other documents required to be filed with the SEC pursuant to Sections 13 and 15(d) of the Securities Exchange Act, to the extent such filings are accepted by the SEC and whether or not the Company or any such Guarantor has a class of securities registered under the Securities Exchange Act. In accordance with the provisions of TIA Section 314(a), the Company and each Guarantor shall file with the Trustee, within 15 days after it files them with the SEC, copies of such reports and documents. The Company and each Guarantor also shall comply with the other provisions of TIA Section 314(a). In addition, the Company shall cause its and each Guarantor's, if applicable, annual report to stockholders and any quarterly or other financial reports furnished to stockholders generally to be filed with the Trustee and mailed, no later than the date such materials are mailed or made available to stockholders, to the Holders at their addresses as set forth in the register of Notes main-tained by the Registrar.

            Section 4.08.  LIMITATION ON INDEBTEDNESS.

            The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or in any other manner become liable, contingently or otherwise (in each case, to "incur"), for the payment of any Indebtedness (including any Acquired Indebtedness); PROVIDED that (i) the Company or any Guarantor will be permitted to incur Indebtedness (including Acquired Indebtedness) and (ii) a Restricted Subsidiary will be permit-ted to incur Acquired Indebtedness if, immediately after giving PRO FORMA effect thereto, the Consolidated Fixed Charge Cover-age Ratio of the Company would be equal to or greater than
(a) 2.00:1.0 if such Indebtedness is incurred on or prior to December 31, 1998 and (b) 2.25:1.0 if such Indebtedness is incurred after December 31, 1998.

            Notwithstanding the foregoing, the Company and, to the extent specifically set forth below, the Restricted Subsid-iaries may incur each and all of the following:

            (1) Indebtedness of the Company or any Guarantor under the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $320,000,000; PROVIDED that (a) term and revolving acquisition loans under the Credit Agreement shall not exceed $245,000,000 in aggregate principal amount at any time outstanding, less the sum of, without duplication, (i) the amount of any scheduled amortization payments and mandatory prepay-ments of principal amount of such loans, whether or not actually made, and (ii) the amount of any other repayments of such loans actually made; and (b) revolving credit loans and the undrawn portion of unpaid reimbursement obligations in respect of letters of credit under the

      Credit Agreement shall not exceed the sum of 60% of the book value of inventory and 90% of the book value of accounts receivable of the Company and the Restricted Sub-sidiaries, determined on a consolidated basis in accor-dance with GAAP as of the date of the determination of such borrowing base under the Credit Agreement for the particular incurrence of Indebtedness;

            (2) Indebtedness of the Company or any Guarantor evidenced by the Notes or any Guarantee;

            (3) (a) Interest Rate Protection Obligations of the Company or any guarantee thereof by a Restricted Subsid-iary covering Indebtedness of the Company or any Restricted Subsidiary of the Company and (b) Interest Rate Protection Obligations of any Restricted Subsidiary of the Company covering Indebtedness of such Restricted Subsid-iary; PROVIDED that, in the case of either clause (a) or
      (b), the aggregate notional principal amount of any such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Inter-est Rate Protection Obligations relate;

            (4) Indebtedness of the Company owed to a Restricted Subsidiary and Indebtedness of a Restricted Subsidiary owed to the Company or a Restricted Subsidiary; PROVIDED that (a) any subsequent issuance or transfer of Capital Stock or any Designation that results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer or assignment of such Indebtedness (other than to the Company or a Restricted Subsidiary) will be deemed to constitute the incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, and (b) any such Indebtedness of the Company owed to a Restricted Subsidiary that is not a Guarantor and any such Indebtedness of a Restricted Sub-sidiary that is a Guarantor owed to a Restricted Subsid-iary that is not a Guarantor must be subordinated in right of payment to the prior payment in full and performance of the Company's or the Guarantor's obligations under this Indenture, the Notes and the Guarantees, as the case may be;

            (5)  Indebtedness of the Company or any Restricted
      Subsidiary incurred in respect of performance bonds, surety bonds and bankers' acceptances provided in the ordinary course of business;

            (6) Indebtedness of the Company or any Restricted Subsidiary in respect of the undrawn portion of the face amount of or unpaid reimbursement obligations in respect of letters of credit issued in the ordinary course of business for the account of the Company or any of the Restricted Subsidiaries in an amount outstanding at any time not to exceed the difference between (a) $10,000,000 and (b) the amount of Indebtedness in respect of the undrawn portion or unpaid reimbursement obligations in respect of letters of credit outstanding under subclause (b) of the proviso to clause (1) above;

            (7) (a) Indebtedness in respect of Purchase Money Obligations for property acquired in the ordinary course of business (and not, in any event, in connection with an Asset Acquisition or a Capitalized Lease Obligation) and
      (b) Indebtedness of the Company or any Restricted Subsid-iary representing any Capitalized Lease Obligations if, in the case of this clause (b) only after giving pro forma effect to such incurrence of Indebtedness, (i) the aggre-gate principal amount of Capitalized Lease Obligations incurred in any fiscal year pursuant to this clause (7) would not exceed $15,000,000 and (ii) the aggregate prin-cipal amount of Capitalized Lease Obligations pursuant to this clause (7) after the Issue Date would not exceed $45,000,000 in the aggregate;

            (8) Indebtedness of the Company or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instru-ment inadvertently (except in the case of daylight over-drafts) drawn against insufficient funds in the ordinary course of business; PROVIDED that such Indebtedness is extinguished within 30 days of incurrence;

            (9) (a) Indebtedness of the Company or any Guarantor to the extent the proceeds thereof are used to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of the Company or any Guarantor (including all or a portion of the Notes) or any Restricted Subsid-iary and (b) Indebtedness of any Restricted Subsidiary that is not a Guarantor to the extent the proceeds thereof are used to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of any Restricted Subsidiary that is not a Guarantor, in each case other than the Indebtedness to be refinanced, redeemed or retired as described under "Use of Proceeds" herein and

      Indebtedness incurred under clauses (1), (3), (4), (5),
      (7)(b) or (8) of this Section 4.08; PROVIDED that the principal amount of Indebtedness incurred pursuant to this clause (9) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebt-edness) shall not exceed the sum of the principal amount of Indebtedness so refinanced (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of accel-eration of the maturity thereof, the original issue price of such Indebtedness plus any accreted value attributable thereto since the original issuance of such Indebtedness) plus the amount of any premium required to be paid in con-nection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Company or a Restricted Subsidiary, as applicable, as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of expenses in connection therewith; and

            (10) Additional Indebtedness of the Company or any Restricted Subsidiary (including, without limitation, Indebtedness under the Credit Agreement in excess of the amounts permitted under clause (1) above) not to exceed $20,000,000 in aggregate principal amount at any time out-standing.

            Section 4.09.  LIMITATION ON RESTRICTED PAYMENTS.

            The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly:

          (i) declare or pay any dividend or make any other dis-tribution or payment on or in respect of Capital Stock of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company (other than dividends or distributions payable solely in rights to purchase Capital Stock of the Company (other than Redeemable Capital Stock));

         (ii) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company (other than any such Capital Stock owned by a Restricted
      Subsidiary);

        (iii) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness (other than any such Subordinated Indebtedness owed to a Restricted Sub-sidiary); or

         (iv)  make any Investment (other than any Permitted
      Investment) in any person

(such payments or Investments described in the preceding clauses (i), (ii), (iii) and (iv) are collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than in cash, shall be the Fair Market Value of the asset(s) proposed to be trans-ferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment), (A) no Default shall have occurred and be continuing, (B) the aggre-gate amount of all Restricted Payments declared or made from and after the Issue Date would not exceed the sum of (1) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period (treated as one accounting period) beginning on April 1, 1996 and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income of the Company for such period shall be a deficit, minus 100% of such deficit) PLUS (2) the aggregate net cash proceeds received by the Company either
(x) as capital contributions in the form of common equity to the Company after the Issue Date or (y) from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock but including Capital Stock issued upon the conversion of convert-ible Indebtedness, in exchange for outstanding Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Capital Stock)) of the Company to any person (other than to a Subsidiary of the Com-pany) after the Issue Date PLUS (3) in the case of the disposi-tion or repayment of any Investment constituting a Restricted Payment made after the Issue Date (excluding any Investment made pursuant to clause (iv) of the following paragraph), an amount equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment and (C) the Company could incur $1.00 of addi-tional Indebtedness under the first paragraph of Section 4.08.

For purposes of the preceding clause (B)(2), upon the issuance of Capital Stock either from the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or upon the exercise of options, warrants or rights, the amount counted as net cash proceeds received will be the cash amount received by the Company at the original issuance of the Indebt-edness that is so converted or exchanged or from the issuance of options, warrants or rights, as the case may be, plus the incremental amount of cash received by the Company, if any, upon the conversion, exchange or exercise thereof.

            None of the foregoing provisions will prohibit
(i) the payment of any dividend within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the foregoing paragraph; (ii) the redemp-tion, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than to a Subsidiary of the Company); PROVIDED that such net cash proceeds are excluded from clause (B)(2)(y) of the preceding paragraph; (iii) so long as no Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale of
(1) Capital Stock (other than Redeemable Capital Stock) of the Company; PROVIDED that any such net cash proceeds are excluded from clause (B)(2)(y) of the preceding paragraph; or
(2) Indebtedness of the Company so long as such Indebtedness
(x) is subordinated to the Notes in the same manner and at least to the same extent as the Subordinated Indebtedness being redeemed, repurchased, acquired or retired and (y) has no Stated Maturity earlier than the 91st day after the Stated Maturity for the final scheduled principal payment of the Notes; (iv) so long as no Default shall have occurred and be continuing, the making of Investments constituting Restricted Payments (valued at their initial amount) not to exceed $20,000,000 at any time outstanding; (v) the repurchase of the Bank Warrants in accordance with their terms as in effect on the Issue Date; (vi) Investments constituting Restricted Pay-ments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with the
Section 4.13; or (vii) so long as no Default shall have occurred and be continuing, the purchase of "odd lot" shares of Common Stock of the Company in an amount not to exceed $500,000 in the aggregate. In computing the amount of Restricted Pay-ments previously made for purposes of clause (B) of the preced-ing paragraph, Restricted Payments made under the immediately preceding clauses (i), (iv), (v), (vi) and (vii) shall be included.

            Section 4.10.  LIMITATION ON ISSUANCE AND SALE
                           OF PREFERRED STOCK BY RESTRICTED
                           SUBSIDIARIES.

            The Company (i) will not permit any of the Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or a Wholly-Owned Restricted Subsidiary) and (ii) will not permit any person (other than the Company or a Wholly-Owned Restricted Subsidiary) to own any Preferred Stock of any Restricted Subsidiary.

            Section 4.11.  LIMITATION ON LIENS.

            The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, which secure either
(i) Subordinated Indebtedness unless the Notes and the Guaran-tees, as applicable, are secured by a Lien on such property, assets or proceeds that is senior in priority to the Liens securing such Subordinated Indebtedness or (ii) Pari Passu Indebtedness unless the Notes and the Guarantees, as appli-cable, are equally and ratably secured with the Liens securing such Pari Passu Indebtedness.

            Section 4.12.  CHANGE OF CONTROL.

            Upon the occurrence of a Change of Control, the Com-pany shall be obligated to make an offer to purchase (a "Change of Control Offer") and shall, subject to the provisions described below, purchase, on a business day (the "Change of Control Purchase Date") not more than 60 nor less than 30 days following the occurrence of the Change of Control, all of the then outstanding Notes at a purchase price (the "Change of Con-trol Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. The Company shall, subject to the provisions described below, be required to purchase all Notes properly tendered into the Change of Control Offer and not withdrawn. Prior to the mailing of the notice to Holders pro-vided for below, the Company shall have (x) terminated all commitments and repaid in full all Indebtedness under the Credit Agreement, or offered to terminate such commitments and repay in full such Indebtedness and have in fact terminated the commitments of and repaid all Indebtedness of any lender under the Credit Agreement Obligations who accepts such offer, or
(y) obtained the requisite consents under the Credit Agreement Obligations to permit the purchase of the Notes as provided for under this Section 4.12. If a notice has been mailed when such condition precedent has not been satisfied, the Company shall have no obligation to (and shall not) effect the purchase of Notes until such time as such condition precedent is satisfied. Failure to mail the notice on the date specified below or to have satisfied the foregoing condition precedent by the date that the notice is required to be mailed shall in any event constitute a Default under Section 6.1(c).

            Notice of a Change of Control Offer shall be mailed by the Company not later than the 30th day after the Change of Control Date to the Holders of Notes at their last registered addresses with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the Change of Control Purchase Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

            (a) that the Change of Control Offer is being made pursuant to this Section 4.12 and that all Notes validly tendered into the Change of Control Offer and not with-drawn will be accepted for payment;

            (b) the purchase price (including the amount of accrued interest, if any) for each Note, the Change of Control Purchase Date and the date on which the Change of Control Offer expires;

            (c) that any Note not tendered for payment will con-tinue to accrue interest in accordance with the terms thereof;

            (d) that, unless the Company shall default in the payment of the purchase price, any Note accepted for pay-ment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

            (e) that Holders electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Change of Control Purchase Date and must com-plete any form letter of transmittal proposed by the Com-pany and acceptable to the Trustee and the Paying Agent;

            (f) that Holders of Notes will be entitled to with-draw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Change of Control Purchase Date, a tested telex, facsimile transmis-sion or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for pur-chase, the Note certificate number (if any) and a state-ment that such Holder is withdrawing its election to have such Notes purchased;

            (g) that Holders whose Notes are purchased only in part will be issued Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

            (h) the instructions that Holders must follow in order to tender their Notes; and

            (i) information concerning the business of the Com-pany, the most recent annual and quarterly reports of the Company filed with the SEC pursuant to the Securities Exchange Act (or,if the Company is not then required to file any such reports with the SEC, the comparable reports prepared pursuant to Section 4.07), a description of mate-rial developments in the Company's business, information with respect to PRO FORMA historical financial information after giving effect to such Change of Control and such other information concerning the circumstances and rele-vant facts regarding such Change of Control and Change of Control Offer as would be material to a Holder of Notes in connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Change of Control Offer, including information regarding the persons acquiring control and such persons' business plans going forward.

            On the Change of Control Purchase Date, the Company shall (i) accept for payment Notes or portions thereof validly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Notes or portions thereof so tendered and accepted and (iii) deliver to the Trus-tee the Notes so accepted together with an Officers' Certifi-cate setting forth the Notes or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Purchase Date.

            The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

            The Company will comply with Section 14(e) and Rule 14e-1 under the Securities Exchange Act and any other securi-ties laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repur-chase of Notes pursuant to a Change of Control Offer.

            Section 4.13.  DISPOSITION OF PROCEEDS OF ASSET
                           SALES.

            (a) The Company will not, and will not permit any of the Restricted Subsidiaries to, make any Asset Sale unless
(i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value, as determined in good faith by the Board of Directors of the Company, of the shares or assets sold or otherwise disposed of and (ii) at least 75% of such consideration consists of cash and/or Cash Equivalents and/or readily marketable securities which the Company in good faith expects to liquidate promptly following such Asset Sale (with Indebtedness of the Company or any Restricted Subsidiary being counted as cash for such purposes if the Company or the Restricted Subsidiary is unconditionally released from any lia-bility therefor). Net Cash Proceeds of any Asset Sale may be applied, to the extent required by the terms of any Specified

Indebtedness, to repay Specified Indebtedness (but only if the commitments or amounts available to be borrowed under such Specified Indebtedness are permanently reduced by the amount of such payment). To the extent that such Net Cash Proceeds are not applied as provided in the preceding sentence, the Company or a Restricted Subsidiary, as the case may be, may apply the Net Cash Proceeds from such Asset Sale, within 360 days of such Asset Sale, to an investment in properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and the Restricted Subsidiaries existing on the Issue Date or in businesses rea-sonably related thereto ("Replacement Assets") so long as the Company or such Restricted Subsidiary has notified the Trustee in writing within 270 days of such Asset Sale, that it has determined to apply the Net Cash Proceeds from such Asset Sale to an investment in such Replacement Assets. Any Net Cash Pro-ceeds from any Asset Sale not applied as provided in the pre-ceding two sentences, within 360 days of such Asset Sale, con-stitute "Excess Proceeds" subject to disposition as provided below.

            (b) When the aggregate amount of Excess Proceeds exceeds $10,000,000, the Company shall make an offer (an "Asset Sale Offer") to purchase from all Holders, on a day not more than 40 Business Days thereafter (the "Asset Sale Purchase Date"), the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased with the aggregate Excess Proceeds at a price, payable in cash, equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the Asset Sale Purchase Date (the "Asset Sale Offer Price").

            (c) Notice of an Asset Sale Offer shall be mailed by the Company to all Holders of Notes not less than 20 Business Days nor more than 40 Business Days before the Asset Sale Pur-chase Date at their last registered address with a copy to the Trustee and the Paying Agent. The Asset Sale Offer shall remain open from the time of mailing for at least 20 Business Days and until at least 5:00 p.m., New York City time, on the Asset Sale Purchase Date. The notice, which shall govern the terms of the Asset Sale Offer, shall include such disclosures as are required by law and shall state:

            (1) that the Asset Sale Offer is being made pursuant to this Section 4.13;

            (2) the Asset Sale Offer Price (including the amount of accrued interest, if any) for each Note, the Asset Sale
      Purchase Date and the date on which the Asset Sale Offer expires;

            (3) that any Note not tendered or accepted for pay-ment will continue to accrue interest in accordance with the terms thereof;

            (4) that, unless the Company shall default in the payment of the Asset Sale Offer Price, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

            (5) that Holders electing to have Notes purchased pursuant to an Asset Sale Offer will be required to sur-render their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Asset Sale Purchase Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

            (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Asset Sale Purchase Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, the Note certifi-cate number (if any) and a statement that such Holder is withdrawing its election to have such Notes purchased;

            (7) that if Notes in a principal amount in excess of the Holder's PRO RATA share of the amount of Excess Pro-ceeds are tendered pursuant to the Asset Sale Offer, the Company shall purchase Notes on a PRO RATA basis among the Notes tendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denomina-tions of $1,000 or integral multiples of $1,000 shall be acquired);

            (8) that Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

            (9) the instructions that Holders must follow in order to tender their Notes; and

            (10) information concerning the business of the Com-pany, the most recent annual and quarterly reports of the Company filed with the SEC pursuant to the Securities Exchange Act (or, if the Company is not required to file any such reports with the Commission, the comparable reports prepared pursuant to Section 4.07), a description of material developments in the Company's business, infor-mation with respect to PRO FORMA historical financial information after giving effect to such Asset Sale and Asset Sale Offer and in connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Asset Sale Offer.

            (d) On the Asset Sale Purchase Date, the Company shall (i) accept for payment, on a PRO RATA basis, Notes or portions thereof tendered pursuant to the Asset Sale Offer,
(ii) deposit with the Paying Agent money, in immediately avail-able funds, in an amount sufficient to pay the Asset Sale Offer Price of all Notes or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Notes so accepted together with an Officers' Certificate setting forth the Notes or por-tions thereof tendered to and accepted for payment by the Com-pany. The Paying Agent shall promptly mail or deliver to Hold-ers of Notes so accepted payment in an amount equal to the Asset Sale Offer Price, and the Trustee shall promptly authen-ticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surren-dered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer not later than the first Business Day following the Asset Sale Pur-chase Date. To the extent that the aggregate principal amount of Notes tendered pursuant to an offer to purchase is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. Upon completion of such an offer to purchase, the amount of Excess Proceeds shall be reset to zero. For purposes of this Section 4.13, the Trustee shall act as Paying Agent.

            (e) The Company shall comply, to the extent appli-cable, with the requirements of Section 14(e) of the Securities Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the Asset Sale Offer.

            Section 4.14.  LIMITATION ON TRANSACTIONS
                           WITH AFFILIATES.

            The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related trans-actions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Company (other than a Restricted Subsidiary of the Company so long as no Affiliate or beneficial holder of 10% or more of any class of Capital Stock of the Company shall beneficially own any Capital Stock in such Restricted Subsidiary) or any benefi-cial holder of 10% or more of any class of Capital Stock of the Company, except (i) on terms that are no less favorable to the Company, or the Restricted Subsidiary, as the case may be, than those which could have been obtained in a comparable transac-tion at such time from persons who do not have such a relation-ship with the Company, (ii) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $10,000,000, the Company has obtained a written opinion from a nationally recognized investment bank-ing firm stating that the terms of such transactions or series of transactions are fair to the Company or the Restricted Sub-sidiary, as the case may be, from a financial point of view, and (iii) with respect to any transaction or series of transac-tions involving aggregate payments or value equal to or greater than $1,000,000, the Company shall have delivered an officer's certificate to the Trustee certifying that such transaction or series of transactions comply with the preceding clause (i) and, if applicable, certifying that the opinion referred to in the preceding clause (ii) is correct and that such transaction or series of transactions have been approved by a majority of the Board of Directors of the Company, including a majority of the disinterested directors of the Board of Directors of the Company. This Section 4.14 will not restrict the Company from
(a) making dividends permitted by Section 4.09, (b) paying rea-sonable and customary regular fees to directors of the Company who are not employees of the Company and (c) making loans or advances to officers of the Company and the Restricted Subsid-iaries for bona fide business purposes of the Company.

            Section 4.15.  LIMITATION ON DIVIDENDS AND OTHER
                           PAYMENT RESTRICTIONS AFFECTING
                           RESTRICTED SUBSIDIARIES.

            The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or other-wise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (c) make loans or advances to the Company or any other Restricted Subsidiary, (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary (other than any customary restric-tion on transfers of property subject to a Lien permitted hereunder (other than a Lien on cash not constituting proceeds of non-cash property subject to a Lien permitted hereunder) which would not materially adversely affect the Company's abil-ity to satisfy its obligations hereunder), or (e) guarantee any Indebtedness of the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary non-assignment provisions of any contract or any licensing agreement entered into by the Company or any of the Restricted Subsidiaries in the ordinary course of business or any lease governing a lease-hold interest of the Company or any Restricted Subsidiary,
(iii) any agreement or other instrument of a person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired, (iv) any encumbrance or restriction in the Credit Agreement as in effect on the Issue Date and (v) any encum-brance or restriction pursuant to any agreement that extends, refinances, renews or replaces any agreement described in clause (iii) above, which is not materially more restrictive or less favorable to the Holders of Notes and Guarantees than those existing under the agreement being extended, refinanced, renewed or replaced.

            Section 4.16.  LIMITATION ON OTHER SENIOR
                           SUBORDINATED INDEBTEDNESS.

            Neither the Company nor any Guarantor will incur, directly or indirectly, any Indebtedness which is subordinate or junior in right of payment in any respect to Senior Indebt-edness or Guarantor Senior Indebtedness, as applicable, unless such Indebtedness ranks PARI PASSU in right of payment with the Notes or the Guarantees, as applicable, or is expressly subor-dinated in right of payment to the Notes or the Guarantees, as applicable.

            Section 4.17.  LIMITATION ON DESIGNATIONS OF
                           UNRESTRICTED SUBSIDIARIES.

            (a) The Company may designate any Subsidiary of the Company (other than a Guarantor) as an "Unrestricted Subsid-iary" under this Indenture (a "Designation") only if (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; (ii) the Company would be permitted under this Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Desig-nation) in an amount (the "Designation Amount") equal to the Fair Market Value of the Capital Stock of such Subsidiary on such date; and (iii) the Company would be permitted under this Indenture to incur $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.08 at the time of Designation (assuming the effectiveness of such Designation).

            In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 4.09 for all purposes of this Indenture in the Designation Amount. The Company shall not and shall not permit any Restricted Subsidiary to, at any time (x) provide credit support for, or a guarantee of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebted-
ness), (y) be directly or indirectly liable for any Indebted-ness of any Unrestricted Subsidiary or (z) be directly or indi-rectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be acceler-ated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforce-ment action against such Unrestricted Subsidiary), except in the case of clause (x) or (y) to the extent permitted under

Section 4.09. No Unrestricted Subsidiary shall at any time guarantee or otherwise provide credit support for any obliga-tion of the Company or any Restricted Subsidiary.

            (b) The Company may revoke any Designation of a Sub-sidiary as an Unrestricted Subsidiary (a "Revocation") if (i) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture.

            All Designations and Revocations pursuant to this
Section 4.17 must be evidenced by Board Resolutions delivered to the Trustee certifying compliance with the foregoing provisions.

            Section 4.18.  LIMITATION ON GUARANTEES
                           BY RESTRICTED SUBSIDIARIES.

            No Restricted Subsidiary that is not a Guarantor may at any time guarantee any Debt Securities of the Company or any Guarantor or issue any Debt Securities, unless, at the time of such guarantee or issue either (A) such Debt Securities consti-tute Acquired Indebtedness permitted to be incurred pursuant to the first paragraph of Section 4.08 or Indebtedness incurred by such Restricted Subsidiary pursuant to clause (10) of the sec-ond paragraph of Section 4.08 or (B) such Restricted Subsidiary becomes a Guarantor. The Company may, at any time, cause a Restricted Subsidiary to become a Guarantor by executing and delivering a supplemental indenture providing for the guarantee of payment of the Notes by such Restricted Subsidiary pursuant to Article Ten hereof. In connection with the execution and delivery of such supplemental indenture, such Restricted Sub-sidiary shall execute and deliver to the Trustee a Guarantee substantially in the form of Exhibit B hereto.

            Section 4.19.  WAIVER OF STAY, EXTENSION OR USURY
                           LAWS.

            The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company or any Guarantor, as the case may be, from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each of the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execu-tion of any power herein granted to the Trustee, but will suf-fer and permit the execution of every such power as though no such law had been enacted.


                               ARTICLE FIVE

                           SUCCESSOR CORPORATION

            Section 5.01.  WHEN COMPANY MAY MERGE, ETC.

            The Company will not, in any transaction or series of related transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any person or persons, and the Company will not permit any of the Restricted Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the proper-ties and assets of the Company or of the Company and the Restricted Subsidiaries, taken as a whole, to any other person or persons, unless at the time and after giving effect thereto
(i) either (A)(1) if the transaction or transactions is a merger or consolidation involving the Company, the Company shall be the surviving person of such merger or consolidation or (2) if the transaction or transactions is a merger or con-solidation involving a Restricted Subsidiary, such Restricted Subsidiary shall be the surviving person of such merger or con-solidation and such surviving person shall be a Restricted Sub-sidiary, or (B)(1) the person formed by such consolidation or into which the Company or such Restricted Subsidiary is merged or to which the properties and assets of the Company or such Restricted Subsidiary, as the case may be, substantially as an entirety, are transferred (any such surviving person or trans-feree person being the "Surviving Entity") shall be a corpora-tion organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and
(2)(x) in the case of a transaction involving the Company, the

Surviving Entity shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satis-factory to the Trustee, all the obligations of the Company under the Notes and this Indenture, and in each case, this Indenture shall remain in full force and effect, or (y) in the case of a transaction involving a Restricted Subsidiary that is a Guarantor, the Surviving Entity shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Restricted Subsidiary under its Guarantee and related sup-plemental indenture, and in each case, such Guarantee and sup-plemental indenture shall remain in full force and effect; and
(ii) immediately after giving effect to such transaction or series of related transactions on a PRO FORMA basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transac-tion or series of transactions), no Default shall have occurred and be continuing and the Company, or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a PRO FORMA basis, could incur $1.00 of additional Indebtedness under the first paragraph of
Section 4.08.

            In connection with any consolidation, merger, trans-fer, lease or other disposition contemplated hereby, the Com-pany shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each stat-ing that such consolidation, merger, transfer, lease or other disposition and the supplemental indenture in respect hereof comply with the requirements under this Indenture.

            In addition, each Guarantor, unless it is the other party to the transaction or unless its Guarantee will be released and discharged in accordance with its terms as a result of the transaction, will be required to confirm, by sup-plemental indenture, that its Guarantee will apply to the obli-gations of the Company or the Surviving Entity under this Indenture.

            Section 5.02.  SUCCESSOR SUBSTITUTED.

            Upon consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, in which the Company or a Restricted Subsidiary, as applicable, is not the continuing corporation, the successor corporation formed by such a consolidation or into which the Company or such Restricted Subsidiary, as the case may be, is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company therein; PROVIDED that, solely for purposes of com-puting cumulative Consolidated Net Income for purposes of clause (B) of the first paragraph of Section 4.09, the cumula-tive Consolidated Net Income of any persons other than the Com-pany and the Restricted Subsidiaries shall only be included for periods subsequent to the effective time of such merger, con-solidation, combination or transfer of assets.

            For all purposes of this Indenture and the Notes (including the provision of this Section and Sections 4.08, 4.09 and 4.11), Subsidiaries of any Surviving Entity will, upon such transaction or series of related transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as pro-vided pursuant to Section 4.17 and all Indebtedness, and all Liens on property or assets, of the Company and the Restricted Subsidiaries immediately prior to such transaction or series of related transactions will be deemed to have been incurred upon such transaction or series of related transactions.

                                ARTICLE SIX

                                 REMEDIES

            Section 6.01.  EVENTS OF DEFAULT.

            An "Event of Default" means any of the following events:

            (a) default in the payment of the principal when due and payable on any of the Notes (at its Stated Maturity, upon optional redemption, required purchase, or other-
      wise); or

            (b) default in the payment of an installment of interest on any of the Notes when due and payable, for 30 days; or

            (c) the failure of the Company to comply with its obligations under Section 5.01; or

            (d) the failure of the Company to perform or observe any other term, covenant or agreement contained in the

      Notes or this Indenture (other than a default specified in clause (a), (b) or (c) above), for a period of 45 days after written notice of such failure requiring the Company to remedy the same shall have been given (i) to the Com-pany by the Trustee or (ii) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

            (e) any default or defaults under one or more agree-ments, instruments, mortgages, bonds, debentures or other evidences of Indebtedness (a "Debt Instrument") under which the Company or one or more Restricted Subsidiaries or the Company and one or more Restricted Subsidiaries then have outstanding Indebtedness in excess of $15,000,000, individually or in the aggregate, and either
      (i) such Indebtedness is already due and payable in full or (ii) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness; or

            (f) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $15,000,000, either individually or in the aggregate, over
      (a) the coverage under applicable binding insurance poli-cies issued by a solvent insurer which has accepted such coverage and (b) the extent to which the Company or any such Restricted Subsidiary shall be entitled pursuant to the terms of any agreement then in effect, to reimburse-ment, indemnity or contribution from any person (other than the Company or any of its Subsidiaries) that is sol-vent for amounts as to which the Company or such Restricted Subsidiary may become liable and has accepted such liability, shall be entered against the Company or any Restricted Subsidiary or any of their respective prop-erties and shall not be discharged or fully bonded and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree shall not be in effect; or

            (g) either (i) the collateral agent under the Credit Agreement or (ii) any holder of at least $15,000,000 in aggregate principal amount of Indebtedness of the Company or any of the Restricted Subsidiaries shall commence (or have commenced on its behalf) judicial proceedings to foreclose upon assets of the Company or any of the Restricted Subsidiaries having an aggregate Fair Market

      Value, individually or in the aggregate, in excess of $15,000,000 or shall have exercised any right under appli-cable law or applicable security documents to take owner-ship of any such assets in lieu of foreclosure; or

            (h) any Guarantee ceases to be in full force and effect (other than as expressly provided for under this Indenture) or is declared null and void, or any Guarantor denies that it has any further liability under any Guaran-tee, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture); or

            (i)  The Company, any Guarantor or any Significant
      Subsidiary of the Company pursuant to or under or within the meaning of any Bankruptcy Law:

                  (i)  commences a voluntary case or proceeding;

                 (ii)  consents to the entry of an order for
            relief against it in an involuntary case or proceeding;

                (iii) consents to the appointment of a Custodian of it or for all or substantially all of its prop-erty; or

                 (iv) makes a general assignment for the benefit of its creditors; or

            (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i)  is for relief against the Company, any
            Guarantor or any Significant Subsidiary of the Com-pany in an involuntary case or proceeding,

                 (ii) appoints a Custodian of the Company, any Guarantor or any Significant Subsidiary of the Com-pany for all or substantially all of its properties, or

                (iii) orders the liquidation of the Company, any Guarantor or any Significant Subsidiary of the Company.

            Subject to the provisions of Sections 7.01 and 7.02, the Trustee shall not be charged with knowledge of any Default or Event of Default (other than those set forth in Section 6.01(a) or (b)) unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, the Paying Agent, any Holder, any holder of Senior Indebtedness or Guarantor Senior Indebtedness or any of their respective agents.

            Section 6.02.  ACCELERATION.

            If an Event of Default (other than an Event of Default specified in Section 6.01(i) or (j) with respect to the Company or any Guarantor) shall occur and be continuing, the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then out-standing, by written notice to the Trustee and the Company, may declare the principal of and accrued interest on all of the outstanding Notes to be due and payable immediately, upon which declaration, all amounts payable in respect of the Notes shall become and be immediately due and payable; PROVIDED that so long as the Credit Agreement shall be in full force and effect, if an Event of Default shall have occurred and be continuing (other than an Event of Default in Section 6.01(i) or (j) with respect to the Company or any Guarantor), any such acceleration shall not be effective until the earlier to occur of (x) five business days following delivery of a notice of such accelera-tion to the agent under the Credit Agreement and (y) the accel-eration of any Indebtedness under the Credit Agreement. If an Event of Default specified in Section 6.1(i) or (j) with respect to the Company or any Guarantor occurs and is continu-ing, then the principal of and accrued interest on all of the outstanding Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Notes.

            Notwithstanding the foregoing, in the event of a dec-laration of acceleration in respect of the Notes because an Event of Default specified in Section 6.01(e) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or paid or such Event of Default shall have been cured or waived by the holders of such Indebtedness and written notice of such dis-charge, cure or waiver, as the case may be, shall have been given to the Trustee by the Company or by the requisite holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 60 days after such declaration of acceleration in respect of the Notes and no other Event of Default shall have occurred which has not been cured or waived during such 60-day period.

            At any time after such declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, Holders of a majority in aggregate principal amount of the Notes outstand-ing, by written notice to the Company and the Trustee, may rescind such declaration and its consequences if:

            (a) The Company has paid or deposited with the Trus-tee a sum sufficient to pay

                 (i) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

                (ii)  all overdue interest on all Notes,

               (iii) the principal of any Notes which have become due otherwise than by such declaration of accelera-tion and interest thereon at the rate borne by the Notes, and

                (iv) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes which has become due otherwise than by such declaration of acceleration;

            (b) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction;
      and

            (c) all Events of Default, other than the non-pay-ment of principal of and interest on the Notes which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04.

            No such rescission shall affect any subsequent
Default or Event of Default or impair any right consequent thereon.

            Section 6.03.  OTHER REMEDIES.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

            All rights of action and claims under this Indenture or the Notes may be enforced by the Trustee even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Note-holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

            Section 6.04.  WAIVER OF PAST DEFAULTS.

            Subject to the provisions of Sections 6.07 and 9.02, the Holders of not less than a majority in aggregate principal amount of the outstanding Notes by notice to the Trustee may, on behalf of the Holders of all the Notes, waive any past Defaults and their consequences, except a Default or Event of Default specified in Section 6.01(a) or (b) or in respect of any provision hereof which cannot be modified or amended with-out the consent of the Holder so affected pursuant to Section
9.02. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease to exist.

            Section 6.05.  CONTROL BY MAJORITY.

            The Holders of at least a majority in aggregate prin-cipal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, PROVIDED that the Trustee may refuse to follow any direction (a) that conflicts with any rule of law or this Indenture, (b) that the Trustee determines may be unduly prejudicial to the rights of another Noteholder, or (c) that may expose the Trustee to personal lia-bility unless the Trustee has indemnification satisfactory to it in its sole discretion against any loss or expense caused by its following such direction; and PROVIDED, FURTHER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

            Section 6.06.  LIMITATION ON SUITS.

            No Holder of any Notes shall have any right to insti-tute any proceeding or pursue any remedy with respect to this Indenture or the Notes unless:

            (a) the Holder gives written notice to the Trustee of a continuing Event of Default;

            (b) the Holders of at least 25% in aggregate princi-pal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy within 60 days of the receipt of such notice;

            (c) such Holder or Holders offer and, if requested, provide to the Trustee reasonable indemnity satisfactory to the Trustee against any loss, liability or expense;

            (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, provision of indemnity; and

            (e) during such 60-day period the Holders of a majority in aggregate principal amount of the outstanding
      Notes do not give the Trustee a direction which is incon-sistent with the request;

            The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal of or accrued interest on, such Note held by such Holder on or after the respective due dates set forth in such Note.

            A Holder may not use this Indenture to prejudice the rights of any other Holders or to obtain priority or preference over such other Holders.

            Section 6.07.  RIGHT OF HOLDERS TO RECEIVE PAYMENT.

            Notwithstanding any other provision in this Inden-ture, the right of any Holder of Notes to receive payment of the principal of and interest on such Note, on or after the respective Stated Maturities expressed in such Note, or to bring suit for the enforcement of any such payment on or after the respective Stated Maturities, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

            Section 6.08.  COLLECTION SUIT BY TRUSTEE.

            If an Event of Default specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, each Guarantor or any other obligor on the Notes for the whole amount of principal of and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

            Section 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIMS.

            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company or the Guarantors of the Company (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other prop-erty payable or deliverable on any such claims and to distrib-ute the same, and any Custodian in any such judicial proceed-ings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compen-sation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.08. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            Section 6.10.  PRIORITIES.

            If the Trustee collects any money pursuant to this Article Six, it shall pay out such money in the following order:

            First:  to the Trustee for amounts due under Section
      7.08;

            Second: subject to Article Eleven, to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

            Third: subject to Article Eleven, to Holders for principal amounts owing under the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and

            Fourth: the balance, if any, to the Company or, to the extent the Trustee collects any amount from any Guar-antor, to such Guarantor.

            The Trustee, upon prior written notice to the Com-pany, may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

            Section 6.11.  UNDERTAKING FOR COSTS.

            In any suit for the enforcement of any right or rem-edy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section
6.11 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding
Notes.

            Section 6.12.  RESTORATION OF RIGHTS AND REMEDIES.

            If the Trustee or any Holder has instituted any pro-ceeding to enforce any right or remedy under this Indenture, any Note or any Guarantee and such proceeding has been discon-tinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, each Guarantor, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former posi-tions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such pro-ceeding had been instituted.


                               ARTICLE SEVEN

                                  TRUSTEE

            Section 7.01.  DUTIES.

            (a) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (b) Except during the continuance of an Event of Default,

            (1) the Trustee need perform only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, and upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

            (c) No provision of this Indenture shall be con-strued to relieve the Trustee from liability for its own negli-gent action, its own negligent failure to act, or its own will-ful misconduct, except that

            (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

            (2)  the Trustee shall not be liable for any
      error of judgment made in good faith by a Trust
      Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

            (3)  the Trustee shall not be liable with
      respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05;

            (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or lia-bility is not reasonably assured to it.

            (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b),
(c) and (d) of this Section 7.01.

            (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

            Section 7.02.  RIGHTS OF TRUSTEE.

            Subject to Section 7.01 hereof and the provisions of TIA Section 315:

            (a) the Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (b) before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 12.04 and 12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

            (c) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabil-ities arising out of its own negligence;

            (e) the Trustee may consult with counsel of its own choosing and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any res-olution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, deben-ture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

            (g) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee rea-sonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

            Section 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

            The Trustee, any Paying Agent, Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sec-tions 7.11 and 7.12 and TIA Sections 310 and 311, may otherwise deal with the Company and its Subsidiaries with the same rights it would have if it were not the Trustee, Paying Agent, Regis-trar or such other agent.

            Section 7.04.  TRUSTEE'S DISCLAIMER.

            The Trustee makes no representations as to the valid-ity or sufficiency of this Indenture, the Notes or of any

Guarantee, it shall not be accountable for the Company's use or application of the proceeds from the Notes, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement in the Notes other than the Trustee's certificate of authentication.

            Section 7.05.  NOTICE OF DEFAULT.

            If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 30 days after obtaining knowledge thereof; PROVIDED that, except in the case of a Default or Event of Default in the payment of the principal of or interest on any Note, the Trustee may withhold such notice if a committee of its trust officers in good faith determines that withholding such notice is in the interest of the Holders.

            Section 7.06.  MONEY HELD IN TRUST.

            All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the pur-poses for which they were received, but need not be segregated from other funds except to the extent required herein or by law. The Trustee shall not be under any liability for interest on any moneys received by it hereunder.

            Section 7.07.  REPORTS BY TRUSTEE TO HOLDERS.

            Within 60 days after each [     ] beginning with the
[     ] following the date of this Indenture, the Trustee
shall, to the extent that any of the events described in TIA
Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of
such  [       ] that complies with TIA Section 313(a).  The
Trustee also shall comply with TIA Sections 313(b) and 313(c).

            A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each securities exchange, if any, on which the Notes are listed.

            The Company shall notify the Trustee in writing if the Notes become listed on any securities exchange.

            Section 7.08.  COMPENSATION AND INDEMNITY.

            The Company and the Guarantors covenant and agree to pay the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust.
The Company and the Guarantors shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the rea-sonable compensation, disbursements and expenses of the Trust-ee's agents and counsel.

            The Company and the Guarantors shall indemnify the Trustee for, and hold it harmless against, any loss or lia-bility incurred by it arising out of or in connection with the administration of this trust and its rights or duties hereun-der, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company and the Guarantors promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company and the Guarantors shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company and the Guar-antors shall pay the reasonable fees and expenses of such coun-sel. The Company and the Guarantors need not pay for any settlement made without its written consent. The Company and the Guarantors need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

            To secure the Company's and the Guarantors' payment obligations in this Section 7.08, the Trustee shall have a Lien prior to the Notes on all assets held or collected by the Trus-tee, in its capacity as Trustee, except assets held in trust to pay principal of or interest on particular Notes.

            When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(i) or (j) with respect to the Company or a Guarantor, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

            The Company's obligations under this Section 7.08 and any Lien arising hereunder shall survive the resignation or removal of any trustee, the discharge of the Company's or any

Guarantor's obligations pursuant to Article Eight and/or the termination of this Indenture.

            Section 7.09.  REPLACEMENT OF TRUSTEE.

            The Trustee may resign by so notifying the Company and the Guarantors. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a succes-sor trustee with the Company's consent. The Company may remove the Trustee if:

            (a)  the Trustee fails to comply with Section 7.11;

            (b) the Trustee is adjudged a bankrupt or an insol-vent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (c) a receiver or other public officer takes charge of the Trustee or its property; or

            (d)  the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company and the Guarantors shall notify each Holder of such event and shall promptly appoint a successor Trustee. The Trustee shall be entitled to payment of its fees and reimbursement of its expenses while acting as Trustee, and to the extent such amounts remain unpaid, the Trustee that has resigned or has been removed shall retain the Lien afforded by Section 7.08. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            A successor Trustee shall deliver a written accep-tance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.08, the res-ignation or removal of the retiring Trustee shall become effec-tive, and the successor Trustee shall have all the rights, pow-ers and duties of the Trustee under this Indenture. A succes-sor Trustee shall mail notice of its succession to each Noteholder.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 25% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a suc-cessor Trustee.

            If the Trustee fails to comply with Section 7.11, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor
Trustee.

            Notwithstanding replacement of the Trustee pursuant to this Section 7.09, the Company's and the Guarantors' obliga-tions under Section 7.08 shall continue for the benefit of the retiring Trustee.

            Section 7.10.  SUCCESSOR TRUSTEE BY MERGER, ETC.

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall, if such resulting, surviving or transferee corporation or national banking association is otherwise eligible hereunder, be the successor Trustee.

            Section 7.11.  ELIGIBILITY; DISQUALIFICATION.

            There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA
Sections 310(a)(1) and 310(a)(5) and which shall have a com-
bined capital and surplus of at least $[          ].  If such
corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, ter-ritorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the pro-visions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

            Section 7.12.  PREFERENTIAL COLLECTION OF CLAIMS
                           AGAINST COMPANY.

            The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA
Section 311(b). If the present or any future Trustee shall resign or be removed, it shall be subject to TIA Section 311(a) to the extent provided therein.


                               ARTICLE EIGHT

                  SATISFACTION AND DISCHARGE OF INDENTURE

            Section 8.01.  TERMINATION OF THE COMPANY'S
                           OBLIGATIONS.

            The Company may terminate its obligations under the Notes and this Indenture, and the obligations of the Guarantors shall terminate, except those obligations referred to in the penultimate paragraph of this Section 8.01, if all Notes previ-ously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid or Notes for whose payment money has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 8.04) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

            (a) either (i) pursuant to Article Three, the Com-pany shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Notes under arrangements satisfactory to the Trustee for the giving of such notice or (ii) all Notes have otherwise become due and payable hereunder;

            (b) The Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee sat-isfactory to the Trustee, under the terms of an irrevo-cable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money in such amount as is sufficient without consideration of reinvest-ment of such interest, to pay principal of and interest on the outstanding Notes to maturity or redemption; PROVIDED that the Trustee shall have been irrevocably instructed to apply such money to the payment of said principal and interest with respect to the Notes and, PROVIDED, FURTHER, that from and after the time of deposit, the money depos-ited shall not be subject to the rights of holders of Senior Indebtedness pursuant to the provisions of Article Ten;

            (c) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

            (d) The Company shall have paid all other sums pay-able by it hereunder;

            (e) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, which, taken together, state that all conditions precedent pro-viding for the termination of the Company's and each Guar-antor's obligation under the Notes and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the Credit Agreement (if then in effect) or any other agreement or instrument then known to such counsel that binds or affects the Company.

            Notwithstanding the foregoing paragraph, the Compa-ny's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02 and 7.08 and the Guarantors' obligations in respect thereof shall survive until the Notes are no longer outstanding pursu-ant to the last paragraph of Section 2.08. After the Notes are no longer outstanding, the Company's obligations in Sections 7.08, 8.04 and 8.05 and the Guarantors' obligations in respect thereof shall survive.

            After such delivery or irrevocable deposit the Trus-tee upon request shall acknowledge in writing the discharge of the Company's and the Guarantors' obligations under the Notes and this Indenture except for those surviving obligations spec-ified above.

            Section 8.02.  LEGAL DEFEASANCE AND COVENANT
                             DEFEASANCE.

            (a) The Company may, at its option by Board Resolu-tion of the Board of Directors which shall be delivered to the Trustee, at any time, with respect to the outstanding Notes and the Guarantees, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Notes and the Guarantees upon compliance with the conditions set forth in paragraph (d).

            (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), each of the Company and the Guarantors shall be deemed to have been released and discharged from its respective obligations with respect to the outstanding Notes and the Guarantees on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and dis-charged the entire indebtedness represented by the then out-standing Notes, which shall thereafter be deemed to be "out-standing" only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Notes and the Guarantees and any amounts deposited under paragraph (d) below shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness or Guarantor Senior Indebtedness under Articles Ten, Eleven or otherwise, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes under Sections 2.06, 2.07 and 4.02, and, with respect to the Trustee, under Section 7.08 and the Guaran-tor's obligations in respect thereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 8.02 and Section 8.05. Subject to compliance with this Section 8.02, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Notes

            (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Articles Five and Eleven and in Sections
4.05 through 4.18 with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Notes shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder and Holders of the Notes and the Guarantees and any amounts deposited under paragraph (d) below shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness or Guarantor Senior Indebtedness under Articles Ten, Eleven or otherwise. For this purpose, such covenant defeasance means that, with respect to the outstanding Notes, the Company and any Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any ref-erence in any such covenant to any other provision herein or in any other document and such omission to comply shall not con-stitute a Default or an Event of Default under Section 6.01(c), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

            (d) The following shall be the conditions to appli-cation of either paragraph (b) or paragraph (c) above to the outstanding Notes:

            (i) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trus-tee satisfying the requirements of Section 7.11 who shall agree to comply with the provisions of this Section 8.02 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (x) cash in United States dollars or (y) direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged ("U.S. Government Obligations") maturing as to principal, pre-mium, if any, and interest in such amounts of money and at such times as are sufficient without consideration of any reinvestment of such interest, to pay principal of and interest on the outstanding Notes not later than one day before the due date of any payment, or (z) a combination thereof, sufficient, in the opinion of a nationally recog-nized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge principal of and interest on the outstanding Notes on the Maturity Date or otherwise in accordance with the terms of this Indenture and of such Notes; PROVIDED that the Trus-tee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes;

           (ii) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, insofar as Section 6.01(a) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expira-tion of such period);

          (iii) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any Notes of the Company or any Guarantee;

           (iv) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or consti-tute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company or any Guarantor is a party or by which it is bound;

            (v) in the case of an election under paragraph (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Inter-nal Revenue Service a ruling or (y) since the date of this Indenture, there has been a change in the applicable Fed-eral income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

           (vi) in the case of an election under paragraph (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such cove-nant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defea-sance had not occurred;

          (vii) The Company shall have delivered to the trustee an opinion of counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Senior Indebtedness, including, without limitation, those arising under this Indenture and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

         (viii) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (x) all conditions precedent provided for relating to either the legal defeasance under paragraph (b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been com-plied with and (y) if any other Indebtedness of the Com-pany shall then be outstanding or committed, such legal defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness.

            (e) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this paragraph (e), the "Trustee") pursuant to paragraph (d) above in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any Affiliate of the Company) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

            Anything in this Section 8.02 to the contrary not-withstanding, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any money or U.S. Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or cove-nant defeasance.

            Section 8.03.  APPLICATION OF TRUST MONEY.

            The Trustee shall hold in trust money or U.S. Govern-ment Obligations deposited with it pursuant to Sections 8.01 and 8.02, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Inden-ture to the payment of principal of and interest on the Notes.

            Section 8.04.  REPAYMENT TO COMPANY OR GUARANTORS.

            Subject to Sections 7.08, 8.01 and 8.02, the Trustee shall promptly pay to the Company, or if deposited with the Trustee by any Guarantor, to such Guarantor, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Section 8.02, held by it at any time. The Trustee and the Paying Agent shall pay to the Com-pany or any Guarantor, as the case may be, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Offic-ers' Certificate, any money held by it for the payment of prin-cipal or interest that remains unclaimed for two years; pro-vided that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each

Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mail-ing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company or any Guarantor, as the case may be, Noteholders entitled to money must look solely to the Company for payment as general credi-tors unless an applicable abandoned property law designates another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

            Section 8.05.  REINSTATEMENT.

            If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such applica-tion, then and only then the Company's and each Guarantors' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accor-dance with this Indenture; PROVIDED that if the Company or any Guarantor has made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Company or any such Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obliga-tions held by the Trustee or Paying Agent.


                               ARTICLE NINE

                    AMENDMENTS, SUPPLEMENTS AND WAIVERS

            Section 9.01.  WITHOUT CONSENT OF HOLDERS.

            The Company and the Guarantors, when authorized by a Board Resolution of their respective Boards of Directors, and the Trustee may amend, waive or supplement this Indenture or the Notes without notice to or consent of any Holder:

            (a)  to cure any ambiguity, defect or inconsistency;
      PROVIDED that such amendment or supplement does not adversely affect the rights of any Holder;

            (b)  to comply with Article Five;

            (c) to provide for uncertificated Notes in addition to certificated Notes;

            (d) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

            (e) to add any Subsidiary of the Company as a Guar-antor pursuant to the terms of Article Ten; PROVIDED that the terms of Section 10.01 and 10.08 may be modified in the manner described in the last paragraphs thereof with-out the consent of the Holders;

            (f) to make any change that would provide any addi-tional benefit or rights to the Holders or that does not adversely affect the rights of any Holder.

            Notwithstanding the above, the Trustee, the Company and the Guarantors may not make any change that adversely affects the legal rights of any Holders hereunder. The Company shall be required to deliver to the Trustee an opinion of coun-sel stating that any such change under this Section 9.01 or the preceding sentence does not adversely affect the rights of any Holder.

            Section 9.02.  WITH CONSENT OF HOLDERS.

            Subject to Section 6.04, the Company and the Guaran-tors when authorized by Board Resolutions of their respective Boards of Directors, and the Trustee may amend or modify this Indenture or the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and the Holders of not less than a majority in aggregate principal amount of the Notes then out-standing by written notice to the Trustee, may waive future compliance by the Company or any Guarantor with any provision of this Indenture, the Notes or the Guarantees except a default in the payment of principal of or interest on the Notes.

            Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment, mod-ification or waiver, including a waiver pursuant to
Section 6.04, may not:

            (a) reduce the percentage in outstanding aggregate principal amount of Notes the Holders of which must con-sent to an amendment, supplement or waiver of any provi-sion of this Indenture, the Notes or any Guarantee;

            (b) reduce or change the rate or time for payment of interest on any Note;

            (c) reduce the principal amount outstanding of or extend the fixed maturity of any Note or alter the redemp-tion provisions with respect thereto;

            (d) waive a default in the payment of the principal of or interest on, or redemption or an offer to purchase required hereunder with respect to, any Note;

            (e) make the principal of or interest on any Note payable in money other than that stated in the Note;

            (f) modify this Section 9.02 or Section 6.04 or Sec-tion 6.07;

            (g) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate the offer with respect to any Asset Sale or modify any of the provisions or definitions with respect thereto;

            (h) release any Guarantor from any of its obliga-tions under its Guarantee or this Indenture other than in compliance with Section 10.07 hereof;

            (i) modify or change any provision of this Indenture affecting the subordination of the Notes or the Guarantees in a manner adverse to the Holders; or

            (j) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes.

            Notwithstanding the foregoing, no amendment shall modify any provision of this Indenture so as to affect adversely the rights of any holder of Designated Senior Indebt-edness or any holder of Guarantor Senior Indebtedness repre-senting Credit Agreement Obligations at the time outstanding which are entitled to the benefits of subordination under this Indenture without the consent of such holder.

            It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this
Section 9.02 becomes effective, the Company shall mail to the Holders of each Note affected thereby, with a copy to the Trus-tee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture.

            Section 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT.

            Every amendment of or supplement to this Indenture, the Notes or the Guarantees shall comply with the TIA as then in effect.

            Section 9.04.  REVOCATION AND EFFECT OF CONSENTS.

            Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by such Holder and every subsequent Holder of that Note or por-tion of that Note that evidences the same debt as the consent-ing Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note prior to such amendment, supplement or waiver becoming effective. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. Notwithstanding the above, noth-ing in this paragraph shall impair the right of any Holder under Section 316(b) of the TIA.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the second and third sen-tences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any con-sent previously given, whether or not such persons continue to be Holders after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.

            After an amendment, supplement or waiver becomes effective, it shall bind every Holder; unless it makes a change described in any of clauses (a) through (j) of Section 9.02; if it makes such a change, the amendment, supplement or waiver shall bind every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

            Section 9.05.  NOTATION ON OR EXCHANGE OF NOTES.

            If an amendment, supplement or waiver changes the terms of a Note, the Trustee shall (in accordance with the spe-cific direction of the Company) request the Holder of the Note to deliver it to the Trustee. The Trustee shall (in accordance with the specific direction of the Company) place an appropri-ate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

            Section 9.06.  TRUSTEE MAY SIGN AMENDMENTS, ETC.

            The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Nine if the amend-ment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully pro-tected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of any amendment, supple-ment or waiver is authorized or permitted by this Indenture, that it is not inconsistent herewith and that it will be valid and binding upon the Company in accordance with its terms.


                                ARTICLE TEN

                            GUARANTEE OF NOTES

            Section 10.01.  GUARANTEE.

            Subject to the provisions of this Article Ten, each Guarantor hereby jointly and severally unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company or any other Guarantors to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of and interest on the Notes will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Company or the Guarantors to the Holders or the Trustee hereun-der or thereunder (including fees, expenses or other) and all other Senior Subordinated Note Obligations will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Senior Subordinated Note Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by accel-eration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Guar-antor will be obligated to pay, or to perform or cause the per-formance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

            Each of the Guarantors hereby agrees that its obliga-tions hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, fil-ing of claims with a court in the event of insolvency or bank-ruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of the obligations contained in the

Notes, this Indenture and this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liqui-dator or other similar official acting in relation to the Com-pany or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article Ten, the maturity of the obligations guaranteed hereby may be accel-erated as provided in Article Six hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the pur-pose of this Guarantee.

            This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, con-tinue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

            No stockholder, officer, director, employer or incor-porator, past, present or future, or any Guarantor, as such, shall have any personal liability under this Guarantee by rea-son of his, her or its status as such stockholder, officer, director, employer or incorporator.

            The Guarantors shall have the right to seek contribu-tion from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Guarantee.

            The Guarantee of any Guarantor shall be subject to such fraudulent conveyance savings provisions, net worth or maximum amount limitations as to recourse or similar provisions as are set forth in, and after giving effect to, any guarantee of such Guarantor issued under the Credit Agreement at the date hereof and shall thereafter be required to be modified in the same manner as such guarantee under the Credit Agreement is thereafter amended or modified; PROVIDED that no such amendment or modification to thereafter conform to the Credit Agreement shall be in a manner which is adverse to the Holders in any respect. No modification or amendment referred to in the pre-ceding sentence shall be permitted if it would disadvantage the Holders relative to the holders of Credit Agreement Obligations of such Guarantor other than by operation of the subordination provisions of this Article Ten and any Liens permitted hereun-der. Subject to the foregoing if a guarantee under the Credit Agreement shall no longer be in effect, then the applicable provisions of the last guarantee in effect under the Credit Agreement shall apply for the purposes of this paragraph.

            Section 10.02.  EXECUTION AND DELIVERY OF GUARANTEE.

            To further evidence the Guarantee set forth in Sec-tion 10.01, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form included in Exhibit C hereto, shall be endorsed on each Note authenticated and deliv-ered by the Trustee after such Guarantee is executed and exe-cuted by either manual or facsimile signature of an Officer of each Guarantor. The validity and enforceability of any Guaran-tee shall not be affected by the fact that it is not affixed to any particular Note.

            Each of the Guarantors hereby agrees that its Guaran-tee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

            If an Officer of a Guarantor whose signature is on this Indenture or a Note no longer holds that office at the time the Trustee authenticates such Note or at any time there-after, such Guarantor's Guarantee of such Note shall be valid nevertheless.

            The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.

            Section 10.03.  ADDITIONAL GUARANTORS.

            Any person may become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such person to the provisions of this Indenture as a Guarantor, and
(b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such person and constitutes the legal, valid, binding and enforceable obli-gation of such person (subject to such customary exceptions concerning fraudulent conveyance laws, creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion).

            Section 10.04.  GUARANTEE OBLIGATIONS SUBORDINATED
                            TO GUARANTOR SENIOR INDEBTEDNESS.

            Each Guarantor covenants and agrees, and each Holder of a Note, by its acceptance thereof, likewise covenants and agrees, that all payments pursuant to the Guarantee made by or on behalf of such Guarantor are hereby expressly made subordi-nate and subject in right of payment as provided in this Article Ten to the prior payment in full in cash or cash equiv-alents of all amounts payable under all existing and future Guarantor Senior Indebtedness of such Guarantor.

            This Section 10.04 and the following Sections 10.05 through 10.17 of this Article Ten shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold Guarantor Senior Indebt-edness of any Guarantor and, to the extent set forth in Section 10.06(b), holders of Designated Senior Indebtedness; and such provisions are made for the benefit of the holders of Guarantor Senior Indebtedness of each Guarantor and, to the extent set forth in Section 10.06(b), holders of Designated Senior Indebt-edness; and such holders (to such extent) are made obligees hereunder and they or each of them may enforce such provisions.

            Section 10.05.  PAYMENT OVER OF PROCEEDS UPON
                               DISSOLUTION, ETC., OF A GUARANTOR.

            In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Guarantor or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding-up of any Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or
(c) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of any Guarantor, then and in any such event:

            (1) the holders of all Guarantor Senior Indebtedness of such Guarantor shall be entitled to receive payment in full in cash or cash equivalents of all amounts due on or in respect of all such Guarantor Senior Indebtedness (including, in the case of Credit Agreement Obligations, Other Designated Senior Indebtedness Obligations and Related Currency and Interest Rate Protection Obligations of such Guarantor, any interest accruing subsequent to the filing of a petition for bankruptcy at the rate provided for in the documentation governing such Credit Agreement Obligations, Other Designated Senior Indebtedness Obliga-tions or Related Currency and Interest Rate Protection Obligations of such Guarantor, as the case may be, whether or not such interest is an allowed claim under applicable law), or provision shall be made for such payment, before the Holders of the Notes are entitled to receive, pursuant to this Guarantee, any payment or distribution of any kind or character by or on behalf of such Guarantor (excluding Permitted Junior Securities) on account of the Guarantor Senior Subordinated Note Obligations; and

            (2) any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, prop-erty or securities (excluding Permitted Junior Securi-ties), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the subordination provisions of this Article Ten shall be paid by the liqui-dating trustee or agent or other person making such pay-ment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Guarantor Senior Indebtedness of such Guar-antor or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Guarantor Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Guarantor Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash or cash equivalents of all such Guarantor Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Indebtedness; and

            (3) in the event that, notwithstanding the foregoing provisions of this Section 10.05, the Trustee or the Holder of any Note shall have received any payment or dis-tribution of assets of such Guarantor of any kind or char-acter, whether in cash, property or securities, in respect of any Guarantor Senior Subordinated Note Obligations of such Guarantor under this Guarantee before all Guarantor Senior Indebtedness of such Guarantor is paid in full in cash or cash equivalents or payment thereof provided for, then and in such event such payment or distribution (excluding Permitted Junior Securities) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of such Guarantor for application to the payment of all such Guarantor Senior Indebtedness remaining unpaid, to the extent necessary to pay all of such Guarantor Senior Indebtedness in full in cash or cash equivalents, after giving effect to any concurrent payment or distribution to or for the holders of such Guarantor Senior Indebtedness.

            Section 10.06.  SUSPENSION OF GUARANTEE OBLIGATIONS
                               WHEN GUARANTOR SENIOR INDEBTEDNESS
                               IN DEFAULT.

            (a) Unless Section 10.05 shall be applicable, after the occurrence of a Payment Default no payment or distribution of any assets of such Guarantor of any kind or character shall be made by or on behalf of such Guarantor on account of the Guarantor Senior Subordinated Note Obligations or on account of the purchase, redemption, defeasance or other acquisition of the Senior Subordinated Note Obligations or the Guarantor
Senior Subordinated Note Obligations or any of the obligations of such Guarantor under this Guarantee unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or the Senior Indebtedness as to which such Payment Default relates shall have been discharged or paid in full in cash or cash equivalents, after which, subject to Sec-tion 10.05 (if applicable), such Guarantor shall resume making any and all required payments in respect of its obligations under this Guarantee.

            (b) Unless Section 10.05 shall be applicable, during any Payment Blockage Period in respect of the Notes, no payment or distribution of any assets of a Guarantor of any kind or character shall be made by or on behalf of a Guarantor on account of the Guarantor Senior Subordinated Note Obligations or on account of the purchase, redemption, defeasance or other acquisition of the Guarantor Senior Subordinated Note Obliga-tions or on account of any of the other obligations of such Guarantor under this Guarantee; PROVIDED that the foregoing prohibition shall not apply unless such Payment Blockage Period has been instituted under Section 11.03(b) by a Senior Repre-sentative acting for holders of Designated Senior Indebtedness which also constitutes Guarantor Senior Indebtedness. Upon the termination of any Payment Blockage Period, subject to Section
10.05 (if applicable), such Guarantor shall resume making any and all required payments in respect of its obligations under this Guarantee.

            (c) In the event that, notwithstanding the fore-going, the Trustee or the Holder of any Note shall have received any payment from a Guarantor prohibited by the fore-going provisions of this Section 10.06, then and in such event such payment shall be paid over and delivered forthwith to the Senior Representative initiating the Payment Blockage Period, in trust for distribution to the holders of Guarantor Senior Indebtedness or, if no amounts are then due in respect of Guar-antor Senior Indebtedness, prompt return to the Guarantor, or as a court of competent jurisdiction shall direct.

            Section 10.07.  RELEASE OF A GUARANTOR.

            (a) In the event that the Banks under the Credit Agreement unconditionally release any Guarantor from its obli-gations under the Credit Agreement and such Guarantor is uncon-ditionally released from its obligations under the 9-3/4% Indenture, such Guarantor at the request of the Company shall be unconditionally released from all obligations under its Guarantee if such Guarantor is not a Leveraged Subsidiary; PRO-VIDED that a release of a Guarantor that is a Leveraged Subsid-iary may only be obtained under the circumstances described in this sentence if, after giving effect to the release, such Guarantor would have been permitted to incur all of its then outstanding Indebtedness under Section 4.08 and an Officers' Certificate to that effect has been delivered to the Trustee.

            (b) In addition, except in the case where the prohi-bition on transfer in Section 5.01(a) is applicable, upon the sale or disposition of all of the Capital Stock of a Guarantor by the Company or a Subsidiary of the Company, or upon the con-solidation or merger of a Guarantor with or into any person (in each case, other than to the Company or an Affiliate of the Company), such Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under this Article Ten without any further action required on the part of the Trustee or any Holder, and all obligations of such Guarantor, if any, in respect of any Senior Indebtedness shall also terminate upon such transaction; PROVIDED that
(i) no Indebtedness under the Credit Agreement or the 9-3/4% Notes is being assumed by the person to whom such sale or dis-position is made and (ii) each such Guarantor is sold or dis-posed of in accordance with Section 4.13 hereof; PROVIDED, FUR-THER, that the foregoing proviso shall not apply to the sale or disposition of a Guarantor in a foreclosure to the extent that such proviso would be inconsistent with the requirements of the Uniform Commercial Code.

            (c) The Trustee shall deliver an appropriate instru-ment evidencing the release of a Guarantor upon receipt of a request of the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 10.07. Any Guarantor not so released or the entity surviving such Guaran-tor, as applicable, will remain or be liable under its Guaran-tee as provided in this Article Ten.

            The Trustee shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Ten.

            Except as set forth in Articles Four and Five and this Section 10.07, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guar-antor as an entirety or substantially as an entirety to the Company or another Guarantor.

            Section 10.08.  WAIVER OF SUBROGATION.

            Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guaran-tee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnifica-tion, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights.
If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall, subject to the subordination provisions of this Article and to Article Eleven, forthwith be paid to the Trustee for the benefit of such Hold-ers to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section
10.08 is knowingly made in contemplation of such benefits.

            This Section 10.08 as applicable to any particular Guarantor may be amended or modified, without the consent of the Holders, in a manner to be consistent with the terms of any waiver of subrogation language set forth in any guarantee of such Guarantor issued under the Credit Agreement at the time that the Guarantee hereunder is first issued and shall there-after be required to be modified in the same manner as such guarantee under the Credit Agreement is thereafter amended or modified; PROVIDED that no such amendment or modification to thereafter conform to the Credit Agreement shall be in a manner which is adverse to the Holders in any respect. No modifica-tion or amendment referred to in the preceding sentence shall be permitted if it would disadvantage the Holders relative to the holders of Credit Agreement Obligations of such Guarantor other than by operation of the subordination provisions of this Article Ten and any Liens permitted hereunder.

            Section 10.09.  GUARANTEE PROVISIONS SOLELY TO
                            DEFINE RELATIVE RIGHTS.

            The subordination provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Guarantor Senior Indebtedness of each Guarantor and, to the extent set forth in Section 10.06, holders of Designated Senior Indebtedness on the other hand. Nothing contained in this Article Ten (other than a release pursuant to Section 10.07) or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among each Guarantor, its creditors other than holders of its Guarantor Senior Indebted-ness and the Holders of the Notes, the obligation of such Guar-antor, which is absolute and unconditional, to make payments to the Holders in respect of its obligations under this Guarantee as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against such Guarantor of the Holders of the Notes and creditors of such Guarantor other than the holders of the Guarantor Senior Indebtedness of such Guarantor; or (c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon Default or an Event of Default under this Indenture, subject to the rights, if any, under the subordination provisions of this Article Ten of the holders of Guarantor Senior Indebtedness of the Guarantors hereunder and, to the extent set forth in Section 10.06, holders of Designated Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Guarantor referred to in Section 10.05, to receive, pursuant to and in accordance with such Section, cash, property and securi-ties otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 10.06, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 10.06(c).

            The failure by any Guarantor to make a payment in respect of its obligations under this Guarantee by reason of any provision of this Article Ten shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

            Section 10.10.  TRUSTEE TO EFFECTUATE SUBORDINATION
                            OF GUARANTEE OBLIGATIONS.

            Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Ten and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liqui-dation or reorganization of any Guarantor whether in bank-ruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebt-edness of such Guarantor owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Guarantor Senior Indebtedness, or any Senior Representative, may file such a claim on behalf of Hold-ers of the Notes.

            Section 10.11.  NO WAIVER OF GUARANTEE SUBORDINATION
                            PROVISIONS.

            (a) No right of any present or future holder of any Guarantor Senior Indebtedness of any Guarantor or Designated Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Guaran-tor or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company or any Guaran-tor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

            (b)  Without limiting the generality of subsection
(a) of this Section 10.11, the holders of Guarantor Senior Indebtedness of any Guarantor may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Notes to the holders of such Guarantor Senior Indebtedness, do any one or more of the fol-lowing: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Guaran-tor Senior Indebtedness or any Senior Indebtedness as to which such Guarantor Senior Indebtedness relates or any instrument evidencing the same or any agreement under which such Guarantor Senior Indebtedness or such Senior Indebtedness is outstanding;
(2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Guarantor Senior Indebtedness or any Senior Indebtedness as to which such Guar-antor Senior Indebtedness relates; (3) release any person lia-ble in any manner for the collection or payment of such Guaran-tor Senior Indebtedness or any Senior Indebtedness as to which such Guarantor Senior Indebtedness relates; and (4) exercise or refrain from exercising any rights against such Guarantor and any other person; PROVIDED that in no event shall any such actions limit the right of the Holders of the Notes to take any action to accelerate the maturity of the Notes pursuant to Article Six hereof or to pursue any rights or remedies hereun-der or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

            Section 10.12.  GUARANTORS TO GIVE NOTICE TO TRUSTEE.

            (a) The Company and each Guarantor shall give prompt written notice to the Trustee of any fact known to such Guaran-tor which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the subordi-nation provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof at its Corporate Trust Office from the Company, such Guarantor or a holder of its Guarantor Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 10.12, shall be entitled in all respects to assume that no such facts exist; PROVIDED that if the Trustee shall not have received the notice provided for in this Section 10.12 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose under this Indenture (including, without limita-tion, the payment of the principal of or interest on any Note), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of such Guarantor Senior Indebtedness or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate from such Guarantor to such effect.

            (b) Subject to the provisions of Section 7.01, the Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee, by a person representing himself to be a holder of Guarantor Senior Indebtedness of any Guaran-tor (or a trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Guarantor Senior Indebtedness of any Guarantor to partici-pate in any payment or distribution pursuant to this Article Ten, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness of each Guarantor held by such person, the extent to which such person is entitled to partici-pate in such payment or distribution and any other facts perti-nent to the rights of such person under this Article Ten, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

            Section 10.13.  RELIANCE ON JUDICIAL ORDER OR
                            CERTIFICATE OF LIQUIDATING AGENT
                            REGARDING DISSOLUTION, ETC., OF
                            GUARANTORS.

            Upon any payment or distribution of assets of any Guarantor referred to in this Article Ten, the Trustee, subject to the provisions of Section 7.01, and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a cer-tificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such pay-ment or distribution, the holders of Guarantor Senior Indebted-ness of such Guarantor and other Indebtedness of such Guaran-tor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts perti-nent thereto or to this Article Ten; PROVIDED that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article Ten.

            Section 10.14.  RIGHTS OF TRUSTEE AS A HOLDER OF
                            GUARANTOR SENIOR INDEBTEDNESS;
                            PRESERVATION OF TRUSTEE'S RIGHTS.

            The Trustee in its individual capacity shall be enti-tled to all the rights set forth in this Article Ten with respect to any Guarantor Senior Indebtedness of any Guarantor which may at any time be held by the Trustee, to the same extent as any other holder of such Guarantor Senior Indebted-ness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article
Ten shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.08.

            Section 10.15.  ARTICLE TEN APPLICABLE TO PAYING
                            AGENTS.

            In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article Ten shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article Ten in addition to or in place of the Trustee; PROVIDED that Section 10.14 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

            Section 10.16.  NO SUSPENSION OF REMEDIES SUBJECT
                            TO RIGHTS OF HOLDERS OF GUARANTOR
                            SENIOR INDEBTEDNESS.

            Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article Six or to pursue any rights or remedies hereunder or under appli-cable law, subject to the rights, if any, under this Article
Ten of the holders, from time to time, of Guarantor Senior Indebtedness of the Guarantors.

            Section 10.17.  TRUSTEE'S RELATION TO GUARANTOR
                            SENIOR INDEBTEDNESS.

            With respect to the holders of Guarantor Senior Indebtedness of any Guarantor, the Trustee undertakes to per-form or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten (and in Article Eleven with respect to Senior Indebtedness), and no implied covenants or obligations with respect to the holders of Guarantor Senior Indebtedness of any Guarantor shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness of any Guarantor and the Trustee shall not be liable to any holder of Guarantor Senior Indebtedness of any Guarantor if it shall mistakenly pay over or deliver to Hold-ers, the Company or any other person moneys or assets to which any holder of Guarantor Senior Indebtedness of any Guarantor shall be entitled by virtue of this Article Ten or otherwise.

            Section 10.18.  SUBROGATION.

            Upon the payment in full in cash or cash equivalents of all amounts payable under or in respect of Guarantor Senior Indebtedness of the Guarantors and of all Senior Indebtedness of the Company, the Holders shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness of the Guarantors to receive payments or distributions of assets of any Guarantor made on such Guarantor Senior Indebtedness of the Guarantors until all amounts due under the Guarantee shall be paid in full; and for the purposes of such subrogation, no pay-ments or distributions to holders of such Guarantor Senior Indebtedness of the Guarantors of any cash, property or securi-ties to which Holders of the Notes would be entitled except for the provisions of this Article Ten, and no payment pursuant to the provisions of this Article Ten to holders of such Guarantor Senior Indebtedness of the Guarantors by the Holders, shall, as between each Guarantor, its creditors other than holders of such Guarantor Senior Indebtedness of the Guarantors and the Holders, be deemed to be a payment by such Guarantor to or on account of such Guarantor Senior Indebtedness of the Guaran-tors, its being understood that the provisions of this Article Ten are solely for the purpose of defining the relative rights of the holders of such Guarantor Senior Indebtedness of the Guarantors, on the one hand, and the Holders, on the other hand.

            If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Ten shall have been applied, pursuant to the pro-visions of this Article Ten, to the payment of all amounts pay-able under the Guarantor Senior Indebtedness of the Guarantors, then and in such case, the Holders shall be entitled to to receive from the holders of such Guarantor Senior Indebtedness of the Guarantors at the time outstanding any payments or dis-tributions received by such holders of Guarantor Senior Indebt-edness of the Guarantors in excess of the amount sufficient to pay all amounts payable under or in respect of such Guarantor Senior Indebtedness of the Guarantors in full.


                              ARTICLE ELEVEN

                          SUBORDINATION OF NOTES

            Section 11.01.  NOTES SUBORDINATE TO SENIOR
                            INDEBTEDNESS.

            The Company covenants and agrees, and each Holder of a Note, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article Eleven, the Indebtedness represented by the Notes and the payment of the Senior Subordinated Note Obli-gations are hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior pay-ment in full in cash or cash equivalents of all amounts payable under all existing and future Senior Indebtedness.

            This Article Eleven shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold Senior Indebtedness; and such provisions are made for the benefit of the holders of Senior Indebtedness; and such holders are made obligees hereun-der and they or each of them may enforce such provisions.

            Section 11.02.  PAYMENT OVER OF PROCEEDS UPON
                            DISSOLUTION, ETC.

            In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or to its assets, or (b) any liquida-tion, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Company (including, in the case of Credit Agreement Obligations, Other Designated Senior Indebtedness Obligations and Related Currency and Interest Rate Protection Obligations of the Company, any interest accruing subsequent to the filing of a petition for bankruptcy whether or not such interest is an allowed claim in such bankruptcy proceeding), then and in any such event:

            (1) the holders of all Senior Indebtedness shall be entitled to receive payment in full in cash or cash equiv-alents of all Senior Indebtedness before the Holders of the Notes are entitled to receive any payment or distribu-tion of any kind or character (excluding Permitted Junior Securities) on account of Senior Subordinated Note Obliga-tions; and

            (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, prop-erty or securities (excluding Permitted Junior Securi-ties), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebt-edness held or represented by each, to the extent neces-sary to make payment in full in cash or cash equivalents of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

            (3) in the event that, notwithstanding the foregoing provisions of this Section 11.02, the Trustee or the Holder of any Note shall have received any payment or dis-tribution of properties or assets of the Company of any kind or character, whether in cash, property or securi-ties, by set off or otherwise in respect of any Senior Subordinated Note Obligations before all Senior Indebted-ness is paid or provided for in full in cash or cash equivalents, then and in such event such payment or distribution (excluding Permitted Junior Securities) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distri-bution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash or cash equivalents, after giving effect to any concurrent payment or distribution to or for the hold-ers of Senior Indebtedness.

            The consolidation of the Company with, or the merger of the Company with or into, another person or the liquidation or dissolution of the Company following the conveyance, trans-fer or lease of its properties and assets substantially as an entirety to another person upon the terms and conditions set forth in Article Five hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Article if the person formed by such consolidation or the surviving entity of such merger or the person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the condi-tions set forth in such Article Five.

            Section 11.03.  SUSPENSION OF PAYMENT WHEN SENIOR
                            INDEBTEDNESS IN DEFAULT.

            (a) Unless Section 11.02 shall be applicable, upon the occurrence of a Payment Default, no direct or indirect pay-ment or distribution of any assets of the Company of any kind or character shall be made by or on behalf of the Company on account of the Senior Subordinated Note Obligations or on account of the purchase or redemption or other acquisition of any Senior Subordinated Note Obligations unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or such Senior Indebtedness shall have been discharged or paid in full in cash in cash equivalents, after which, subject to Section 11.02 (if applicable), the Company shall resume making any and all required payments in respect of the Notes and the other Senior Subordinated Note Obligations, including any missed payments.

            (b)  Unless Section 11.02 shall be applicable, upon
(1) the occurrence of a Non-payment Default and (2) receipt by the Trustee from a Senior Representative of written notice of such occurrence stating that such notice is a Payment Blockage Notice pursuant to Section 11.03(b) of this Indenture, no pay-ment or distribution of any assets of the Company of any kind or character shall be made by or on behalf of the Company on account of any Senior Subordinated Note Obligations or on account of the purchase or redemption or other acquisition of Senior Subordinated Note Obligations for a period ("Payment Blockage Period") commencing on the date of receipt by the Trustee of such notice unless and until the earlier to occur of the following events (subject to any blockage of payments that may then be in effect under Section 11.02 or subsection (a) of this Section 11.03) (w) 179 days shall have elapsed since receipt of such written notice by the Trustee, (x) such Non-payment Default shall have been cured or waived or shall have ceased to exist (provided that no other Payment Default or Non-payment Default has occurred and is then continuing after giv-ing effect to such cure or waiver), (y) all Designated Senior Indebtedness shall have been discharged or paid in full in cash or cash equivalents or (z) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the Senior Representative initiating such Payment Blockage Period, after which, subject to Section 10.02 (if applicable), the Company shall promptly resume making any and all required payments in respect of the Senior Subordinated Note Obligations, including any missed payments. Notwithstand-ing any other provision of this Indenture, only one Payment Blockage Period whether with respect to the Notes, the Guaran-tees or the Notes and the Guarantees collectively, may be com-menced within any consecutive 360-day period. No Non-payment Default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or can be made, the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 360 consecutive days, unless such default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenant for a period commencing after the date of commencement of such Payment Blockage Period, that, in either case, would give rise to a Non-payment Default pursu-ant to any provision under which a Non-payment Default previ-ously existed or was continuing shall constitute a new Non-pay-ment Default for this purpose; PROVIDED that, in the case of a breach of a particular financial covenant, the Company shall have been in compliance for at least one full period commencing after the date of commencement of such Payment Blockage Period). In no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt of the notice referred to in clause (2) hereof and there must be a 181 con-secutive day period in any 360 consecutive day period during which no Payment Blockage Period is in effect pursuant to this
Section 11.03(b).

            (c) In the event that, notwithstanding the fore-going, the Trustee or the Holder of any Note shall have received any payment or distribution prohibited by the fore-going provisions of this Section 11.03, then and in such event such payment or distribution shall be paid over and delivered forthwith to the Senior Representatives or as a court of compe-tent jurisdiction shall direct for application to the payment of any due and unpaid Senior Indebtedness, to the extent neces-sary to pay all such due and unpaid Senior Indebtedness in cash or cash equivalents, after giving effect to any concurrent pay-ment to or for the holders of Senior Indebtedness.

            Section 11.04.  TRUSTEE'S RELATION TO SENIOR
                            INDEBTEDNESS.

            With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Eleven (and in Article Ten with respect to any Guarantor Senior Indebtedness), and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall mistak-enly pay over or deliver to Holders, the Company, the Guaran-tors or any other person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article Eleven or otherwise.

            Section 11.05.  SUBROGATION TO RIGHTS OF HOLDERS
                            OF SENIOR INDEBTEDNESS.

            Upon the payment in full in cash or cash equivalents of all Senior Indebtedness, the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Indebt-edness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of and interest on the Notes shall be paid in full in cash or cash equivalents. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provi-sions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebted-ness by Holders of the Notes or the Trustee shall, as among the Company, its creditors other than holders of Senior Indebted-ness, and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

            If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Eleven shall have been applied, pursuant to the provisions of this Article Eleven, to the payment of all amounts payable under the Senior Indebtedness of the Company, then and in such case the Holders shall be entitled to receive from the holders of such Senior Indebtedness at the time out-standing any payments or distributions received by such holders of such Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full in cash or cash equivalents.

            Section 11.06.  PROVISIONS SOLELY TO DEFINE RELATIVE
                            RIGHTS.

            The provisions of this Article Eleven are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article Eleven or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Notes and creditors of the Com-pany other than the holders of Senior Indebtedness; or
(c) prevent the Trustee or the Holder of any Note from exer-cising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article Eleven of the holders of Senior Indebtedness (1) in any case, proceeding, dissolu-tion, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabil-ities of the Company referred to in Section 11.02, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in
Section 11.03, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 11.03(c).

            The failure to make a payment on account of any Senior Subordinated Note Obligations by reason of any provision of this Article Eleven shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

            Section 11.07.  TRUSTEE TO EFFECTUATE SUBORDINATION.

            Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Eleven and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liqui-dation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the Indebtedness of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Senior Indebtedness, or any Senior Representative, may file such a claim on behalf of Holders of the Notes.

            Section 11.08.  NO WAIVER OF SUBORDINATION
                            PROVISIONS.

            (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

            (b)  Without limiting the generality of subsection
(a) of this Section 11.08, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and with-out impairing or releasing the subordination provided in this Article Eleven or the obligations hereunder of the Holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding;
(2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness;
(3) release any person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other person; PROVIDED that in no event shall any such actions limit the right of the Holders of the Notes to take any action to accelerate the maturity of the Notes pursuant to Article Six hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

            Section 11.09.  NOTICE TO TRUSTEE.

            (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would pro-hibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article Eleven or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trus-tee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee, fidu-ciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this
Section 11.09, shall be entitled in all respects to assume that no such facts exist; PROVIDED that if the Trustee shall not have received the notice provided for in this Section 11.09 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of or interest on any Note), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Indebtedness or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect.

            (b) Subject to the provisions of Section 7.01, the Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee by a person representing himself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Eleven, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article Eleven, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

            Section 11.10.  RELIANCE ON JUDICIAL ORDER OR
                            CERTIFICATE OF LIQUIDATING AGENT.

            Upon any payment or distribution of assets of the Company referred to in this Article Eleven, the Trustee, sub-ject to the provisions of Section 7.01, and the Holders, shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bank-ruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a cer-tificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such pay-ment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or pay-able thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article;

PROVIDED that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article Eleven.

            Section 11.11.  RIGHTS OF TRUSTEE AS A HOLDER OF
                            SENIOR INDEBTEDNESS; PRESERVATION
                            OF TRUSTEE'S RIGHTS.

            The Trustee in its individual capacity shall be enti-tled to all the rights set forth in this Article Eleven with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Eleven shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.08.

            Section 11.12.  ARTICLE APPLICABLE TO PAYING AGENTS.

            In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article Eleven in addition to or in place of the Trustee; PROVIDED that Section 11.11 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

            Section 11.13.  NO SUSPENSION OF REMEDIES.

            Nothing contained in this Article Eleven shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article Six or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Eleven of the holders, from time to time, of Senior Indebtedness.

                              ARTICLE TWELVE

                               MISCELLANEOUS

            Section 12.01.  TRUST INDENTURE ACT OF 1939.

            This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions.

            If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

            Section 12.02.  NOTICES.

            Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:

            If to the Company or any Guarantor to:

                  Foodbrands America, Inc.
                  1601 Northwest Expressway
                  Suite 1700
                  Oklahoma City, OK  73118-1495
                  Attention:  [               ]

            With a copy to:

                  McAfee & Taft
                  A Professional Corporation
                  Two Leadership Square, Tenth Floor
                  Oklahoma City, OK  73102
                  Attention:  [Brice E. Tarzwell, Esq.]

            If to the Trustee to:

                  Liberty Bank and Trust Company of
                    Oklahoma City, National Association
                  100 North Broadway
                  Oklahoma City, Oklahoma  73102
                  Attention:  [Corporate Trust Administration
                              Department]

            The parties hereto by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed, postage prepaid, to a Holder, including any notice delivered in connection with TIA Section 310(b), TIA Section 313(c), TIA Section 314(a) and TIA Section 315(b), shall be mailed by first class mail to such Holder at the address of such Holder as it appears on the Notes register maintained by the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee.

            Failure to mail a notice or communication to a Note-holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            Section 12.03.  COMMUNICATION BY HOLDERS WITH
                            OTHER HOLDERS.

            Holders may communicate pursuant to TIA
Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The obligors, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

            Section 12.04.  CERTIFICATE AND OPINION AS TO
                            CONDITIONS PRECEDENT.

            Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Inden-ture, such obligor shall furnish to the Trustee:

            (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel stating that, in the opin-ion of such counsel, all such conditions precedent have been complied with.

            Section 12.05.  STATEMENTS REQUIRED IN CERTIFICATE
                            OR OPINION.

            Each certificate or opinion with respect to compli-ance with a condition or covenant provided for in this Inden-ture shall include:

            (1) a statement that the person making such certifi-cate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such person, he has made such examination or investigation as is neces-sary to enable him to express an opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been com-plied with; PROVIDED that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

            Section 12.06.  RULES BY TRUSTEE, PAYING AGENT,
                            REGISTRAR.

            The Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Paying Agent or Registrar may make reasonable rules for its functions.

            Section 12.07.  GOVERNING LAW.

            The laws of the State of New York shall govern this Indenture, the Notes and the Guarantees without regard to prin-ciples of conflicts of law. The Trustee, the Company, the Guarantors and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or pro-ceeding arising out of or relating to this Indenture, the Notes and the Guarantees.

            Section 12.08.  NO INTERPRETATION OF OTHER
                            AGREEMENTS.

            This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, the Guaran-tors or any of their respective Subsidiaries. Any such inden-ture, loan or debt agreement may not be used to interpret this Indenture.

            Section 12.09.  NO RECOURSE AGAINST OTHERS.

            A director, officer, employee, stockholder or Affili-ate, as such, of the Company or the Guarantors shall not have any liability for any obligations of the Company under the Notes or this Indenture or of a Guarantor under any Guarantee or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

            Section 12.10.  SUCCESSORS.

            All agreements of the Company and any Guarantors in this Indenture, the Notes and the Guarantees shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

            Section 12.11.  DUPLICATE ORIGINALS.

            The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all such executed copies together represent the same agreement.

            Section 12.12.  SEPARABILITY.

            In case any provision in this Indenture, the Notes or any Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provi-sions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

            Section 12.13.  TABLE OF CONTENTS, HEADINGS, ETC.

            The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

            Section 12.14.  BENEFITS OF INDENTURE.

            Nothing in this Indenture or in the Notes, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corpo-rate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                          FOODBRANDS AMERICA, INC.


                                          By:
                                              ---------------------------
                                              Name:
                                              Title:


                                          LIBERTY BANK AND TRUST COMPANY
                                            OF OKLAHOMA CITY, NATIONAL
                                            ASSOCIATION, as Trustee


                                          By:
                                              ---------------------------
                                              Name:
                                              Title:


                                          BRENNAN PACKING CO., INC.,
                                            as Guarantor


                                          By:
                                              ---------------------------
                                              Name:
                                              Title:


                                          CONTINENTAL DELI FOODS, INC.,
                                            as Guarantor


                                          By:
                                              ---------------------------
                                              Name:
                                              Title:

                                          DOSKOCIL FOOD SERVICE COMPANY,
                                            L.L.C., as Guarantor


                                          By:
                                              ---------------------------
                                              Name:
                                              Title:


                                          DOSKOCIL SPECIALTY BRANDS
                                            COMPANY, as Guarantor


                                          By:
                                              ---------------------------
                                              Name:
                                              Title:


                                          FBAI INVESTMENTS CORPORATION,
                                            as Guarantor


                                          By:
                                              ---------------------------
                                              Name:
                                              Title:


                                          KPR HOLDINGS, L.P.,
                                            as Guarantor


                                          By:
                                              ---------------------------
                                              Name:
                                              Title:


                                          NATIONAL SERVICE CENTER, INC.,
                                            as Guarantor


                                          By:
                                              ---------------------------
                                              Name:
                                              Title:

                                          RKR-GP, INC., as Guarantor


                                          By:
                                              ---------------------------
                                              Name:
                                              Title:

                                                                  EXHIBIT A



                         FOODBRANDS AMERICA, INC.

                       % SENIOR SUBORDINATED NOTE DUE 2006


No.                                                            $120,000,000


            FOODBRANDS AMERICA, INC., a corporation incorporated under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________ or registered assigns, the principal sum of $120,000,000 Dollars on
           , 2006, at the office or agency of the Company
referred to below, and to pay interest thereon on         and
       , in each year, commencing on             , 1996, accru-
ing from             , 1996 or from the most recent Interest
Payment Date to which interest has been paid or duly provided
for, at the rate of        % per annum, until the principal
hereof is paid or duly provided for. Interest shall be com-puted on the basis of a 360-day year comprised of twelve 30-day months.

            The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular
Record Date for such interest, which shall be          or
            (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each a "Regular Record Date"); PROVIDED that the record date with respect to the first interest payment shall be the close of business on the original date of issuance of this Note. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the per-son in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the

Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

            Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Note register maintained by the Registrar.

            Reference is hereby made to the further provisions of this Note set forth on the reverse hereof.

            Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, and a seal has been affixed hereon, this Note shall not be entitled to any benefit under the Inden-ture, or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:             , 1996                 FOODBRANDS AMERICA, INC.


                                          By:________________________________
                                             Name:
                                             Title:


                                             [SEAL]

                 TRUSTEE'S CERTIFICATE OF AUTHENTICATION.


            This is one of the Notes referred to in the within-mentioned Indenture.

                                    LIBERTY BANK AND TRUST COMPANY
                                      OF OKLAHOMA CITY, NATIONAL
                                      ASSOCIATION, as Trustee



                                    By________________________________
                                       Authorized Signatory

                             (Reverse of Note)


            1.  INDENTURE.  This Note is one of a duly authorized
issue of Notes of the Company designated as its       % Senior
Subordinated Notes due 2006, limited (except as otherwise pro-vided in the Indenture referred to below) in aggregate princi-
pal amount to $           , which may be issued under an inden-
ture (herein called the "Indenture") dated as of            ,
1996, between Foodbrands America, Inc., a Delaware corporation, as issuer (the "Company"), as issuer, Brennan Packing Co.,
Inc., a Delaware corporation, Continental Deli Foods, Inc., a Delaware corporation, Doskocil Food Service Company, L.L.C., an Oklahoma limited liability company, Doskocil Specialty Brands Company, a Delaware corporation, FBAI Investments Corporation, an Oklahoma corporation, KPR Holdings, L.P., a Delaware limited partnership, National Service Center, Inc., a Delaware corpora-tion, and RKR-GP, Inc., a Delaware corporation, as guarantors (each a "Guarantor," and collectively, the "Guarantors") and Liberty Bank and Trust Company of Oklahoma City, National Asso-ciation, as trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

            All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the mean-ings assigned to them in the Indenture.

            No reference herein to the Indenture and no provi-sions of this Note or of the Indenture shall alter or impair the absolute or unconditional obligation of the Company and each of the Guarantors to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

            2. GUARANTEES. This Note is entitled to certain senior subordinated Guarantees made for the benefit of the Holders. Reference is hereby made to Section 4.18 and Article Ten of the Indenture for terms relating to the Guarantees.

            3.  SUBORDINATION.  The Indebtedness evidenced by the
Notes is, to the extent and in the manner provided in the

Indenture, subordinate and subject in right of payment to the prior payment in full in cash or cash equivalents of all Senior Indebtedness and Guarantor Senior Indebtedness as defined in the Indenture, and this Note is issued subject to such provi-sions. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; PRO-VIDED that the Indebtedness evidenced by this Note shall cease to be so subordinate and subject in right of payment upon any defeasance of this Note referred to in Paragraph 8 below.

            4.  REDEMPTION.

            (a) OPTIONAL REDEMPTION. The Notes are subject to redemption, at the option of the Company, as a whole or in part, in principal amounts of $1,000 or any integral multiple
of $1,000, at any time on or after            , 2001 upon not
less than 30 nor more than 60 days' prior notice at the follow-ing Redemption Prices (expressed as percentages of the princi-pal amount) if redeemed during the 12-month period beginning of the years indicated below:

                                                REDEMPTION
            YEAR                                  PRICE
            ----                                ----------
            2001                                         %
            2002                                         %
            2003                                         %
            2004 and thereafter                       100%

plus accrued and unpaid interest, if any, to the Redemption
Date, all as provided in the Indenture.

            (b) OPTIONAL REDEMPTION UPON CHANGE OF CONTROL. Upon the occurrence of a Change of Control, the Notes will be redeemable, in whole but not in part, at the option of the Com-pany, upon not less than 30 nor more than 60 days' prior notice to each holder of Notes to be redeemed, at a redemption price equal to the sum of (i) the then outstanding principal amount thereof, PLUS (ii) accrued and unpaid interest, if any, to the redemption date PLUS (iii) the Applicable Premium.

            (c)  OPTIONAL REDEMPTION UPON PUBLIC EQUITY OFFERING.
On or prior to               , 1999, the Company may, at its
option, use the net proceeds of a Public Equity Offering which yields gross proceeds (before discounts, commissions and expenses) of $50.0 million or more to redeem up to an aggregate of 25% of the principal amount of Notes originally issued from the Holders of Notes, on a PRO RATA basis (or as nearly PRO
RATA as practicable), at a redemption price equal to    % of
the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption; PROVIDED that not less than $75.0 million in aggregate principal amount of Notes is out-standing following such redemption. In order to effect the foregoing redemption with the net proceeds of a Public Equity Offering, the Company shall send the redemption notice not later than 60 days after the consummation of the Public Equity Offering.

            (d) INTEREST PAYMENTS. In the case of any redemp-tion of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Hold-ers of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

            (e) PARTIAL REDEMPTION. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

            5. OFFERS TO PURCHASE. Sections 4.12 and 4.13 of the Indenture provide that upon the occurrence of a Change of Control and following any Asset Sale, and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

            6. DEFAULTS AND REMEDIES. If an Event of Default shall occur and be continuing, the principal of all of the out-standing Notes, plus all accrued and unpaid interest, if any, to and including the date the Notes are paid, may be declared due and payable in the manner and with the effect provided in the Indenture.

            7.  DEFEASANCE.  The Indenture contains provisions
(which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Company and the

Guarantors on this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

            8. AMENDMENTS AND WAIVERS. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company, the Guarantors and the rights of the Holders under the Indenture at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company and the Guarantors with certain provisions of the Indenture and certain past Defaults under the Indenture and this Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

            9. DENOMINATIONS, TRANSFER AND EXCHANGE. The Notes are issuable only in registered form without coupons in denomi-nations of $1,000 and any integral multiple thereof. As pro-vided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggre-gate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Note register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Bor-ough of Manhattan in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instru-ment of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            10. PERSONS DEEMED OWNERS. Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is regis-tered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

            11. GOVERNING LAW. This Note and the Guarantees hereon shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

            12. SELECTION AND NOTICE. In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate; PROVIDED that no Notes of a principal amount of $1,000 or less shall be redeemed in part; PROVIDED, FURTHER, that any such redemption pursuant to the provisions relating to a Public Equity Offering shall be made on a PRO RATA basis or on as nearly a PRO RATA basis as practicable (subject to the procedures of any applicable Depos-itory). Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemp-tion date to each Holder of Notes to be redeemed at its regis-tered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new
Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon surrender for cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption unless the Company defaults in the payment of the redemption price.

                    OPTION OF HOLDER TO ELECT PURCHASE

            If you wish to have this Note purchased by the Com-pany pursuant to Section 4.12 or 4.13 of the Indenture, check the appropriate box:

                             Section 4.12 [  ]

                             Section 4.13 [  ]

            If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.12 or 4.13 of the Inden-ture, state the amount:

                              $______________

Date: __________________ Your Signature: ______________________
                                         (Sign exactly as your
                                         name appears on the
                                         other side of this
                                         Note)

Signature Guarantee: ______________________

                              ASSIGNMENT FORM


If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Note to


___________________________________________________________________________

(Insert assignee's social security or tax ID number)_______________________


___________________________________________________________________________


___________________________________________________________________________


___________________________________________________________________________



(Print or type assignee's name, address and zip code) and irre-vocably appoint


___________________________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


___________________________________________________________________________


Date: _____________ Your signature:________________________________________
                                   (Sign exactly as your name
                                   appears on the other side of
                                   this Note)


Signature Guarantee:_______________________________________________________

                                                                  EXHIBIT B



                       SENIOR SUBORDINATED GUARANTEE


            For value received, the undersigned hereby uncondi-tionally guarantees to the Holder of this Note the payments of principal of, premium, if any, and interest on this Note in the amounts and at the time when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obliga-tions of the Company under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Ten of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Ten of the Inden-ture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

            The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Ten of the Inden-ture and reference is hereby made to the Indenture for the pre-cise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates. The Indebted-ness evidenced by this Guarantee is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full in cash or cash equivalents of all Guarantor Senior Indebtedness as defined in the Indenture, and this Guarantee is issued subject to such provisions. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary to appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; PRO-VIDED that such subordination provisions shall cease to affect amounts deposited in accordance with the defeasance provisions of the Indenture upon the terms and conditions set forth therein.

            This Guarantee is subject to release upon the terms set forth in the Indenture.

                                    BRENNAN PACKING CO., INC.,
                                    CONTINENTAL DELI FOODS, INC.,
                                    DOSKOCIL FOOD SERVICE COMPANY,
                                         L.L.C.,
                                    DOSKOCIL SPECIALTY BRANDS
                                         COMPANY,
                                    FBAI INVESTMENTS CORPORATION,
                                    KPR HOLDINGS, L.P.,
                                    NATIONAL SERVICE CENTER, INC.,
                                    RKR-GP, INC.


                                    By:_______________________________
                                        Name:
                                        Title:




                                    B-2